UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BYRNA TECHNOLOGIES INC.

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement), if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

byrna LESS-LETHAL | THE ALTERNATIVE TO DEADLY FORCE

NOTICE OF ANNUAL STOCKHOLDER MEETING AND PROXY STATEMENT

2025

byrna SD

BYRNA TECHNOLOGIES INC.

100 Burtt Road, Suite 115

Andover, MA 01810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Byrna Technologies Inc., a Delaware corporation (the “Company” or “Byrna”), to be held at 10:00 a.m., Eastern Standard Time, on Tuesday, July 29, 2025 at the offices of Byrna Technologies, Inc. 100 Burtt Rd., Suite 115, Andover, MA 01810. At the meeting, we will be voting on the matters described in the accompanying Proxy Statement.

Items of Business

1.

To elect five (5) directors named in the company’s proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are qualified and elected (the “Election of Directors Proposal”);

2.	To ratify the appointment of EisnerAmper LLP as Byrna’s independent registered public accountants for the fiscal year ending November 30, 2025 (the “Auditor Ratification Proposal”);

3.	To approve, by non-binding vote, the Company’s executive compensation (“Say on Pay”); and

4.	To transact such other business as may properly come before the meeting.

i

Voting

Only stockholders of record as shown in the books of our transfer agent at the close of business on June 9, 2025 are entitled to notice of, and to vote at, the Annual Meeting.  At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the Company’s corporate headquarters, 100 Burtt Road, Suite 115, Andover, MA 01810.

On or about June 18, 2025, the Notice of Annual Meeting, Proxy Statement and Proxy Materials are first being mailed to our stockholders of record as of the Record Date.

Regardless of whether you expect to attend the meeting, please vote in advance of the meeting by using one of the methods described in the Company’s proxy statement (the “Proxy Statement”). As a stockholder of record, you may vote your shares (1) at the meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card. Specific instructions for voting by telephone or through the Internet are included in the Proxy Statement. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, July 29, 2025: The Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended November 30, 2024 are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

By Order of the Board of Directors

/s/ Lisa Wager

Corporate Secretary

100 Burtt Road, Suite 115

Andover MA 01810

June 18, 2025

Even though you may plan to attend the meeting, please vote by telephone, through the Internet, or, if you receive your proxy materials by mail, execute the enclosed proxy card and mail it promptly in the accompanying postage-free return envelope. Stockholders who received proxy materials in the mail are also welcome to vote by telephone or through the Internet by following the instructions on the proxy card. Should you attend the meeting, you may revoke your proxy and vote at the meeting if you wish to change your vote.

BYRNA TECHNOLOGIES INC.

100 Burtt Road, Suite 115

Andover, MA 01810

2025 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Byrna Technologies Inc. (“Byrna”, the “Company,” “we,” “us,” or “our”) to be voted at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”).  On or about June 18, 2025, the Notice of Annual Meeting, Proxy Statement and Proxy Materials are first being mailed to our stockholders of record as of June 9, 2025, the Record Date, and our notice of annual meeting, proxy materials, and 2024 Annual Report are first being posted on www.proxyvote.com. All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.

Stockholders as of the Record Date are invited to attend the annual meeting which will take place on Tuesday, July 29, 2025 beginning at 10:00 a.m. Eastern Time at the offices of Byrna Technologies Inc., 100 Burtt Road, Andover, MA, 01810 and any adjournments or postponements thereof. You may obtain directions to the Annual Meeting at www.proxyvote.com.

Whether or not you are able to attend the annual meeting, you are urged to vote your proxy, either by mail, telephone or on the Internet. Specific instructions for voting by telephone or through the Internet are included in this Proxy Statement. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast. Proxies also may be voted at any adjournment or postponement of the Annual Meeting.

BYRNA TECHNOLOGIES INC.

PROXY STATEMENT FOR THE

2025 ANNUAL MEETING OF STOCKHOLDERS

2025 PROXY SUMMARY

2025 PROXY SUMMARY

This summary highlights selected information contained in this Proxy Statement. Please review the entire Proxy Statement and our 2024 Annual Report before voting your shares.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., Eastern Time, Tuesday, July 29, 2025.

Meeting Location:	Offices of Byrna Technologies Inc. 100 Burtt Rd., Suite 115, Andover, MA 01810

Record Date:	June 9, 2025

Voting:	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to vote for each director nominee and one vote for each of the other proposals to be voted on.

ANNUAL MEETING AGENDA

Proposal		Board Recommendation	More Information
1.	Election of the five directors named in this Proxy Statement	FOR EACH NOMINEE	Page 8
2.	Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accountants for the fiscal year ending November 30, 2025	FOR	Page 50
3.	Approval, by non-binding vote, of the Company's executive compensation ("Say on Pay")	FOR	Page 51

PERFORMANCE HIGHLIGHTS

●

Launched new partnership with Sportsman’s Warehouse for a store within a store at various Sportsman’s Warehouse locations.  The initial rollout is anticipated include 13 store locations with the potential to expand to 100+ store locations over the next two years.

●	Demonstrated the sustainability and scalability of the new marketing program, with expansion of our celebrity roster, generating record revenues of over $85 million in fiscal 2024.
●	Successfully launched new Byrna CL product. The Byrna CL is the smallest launcher on the market and is as powerful as the Byrna LE.
●

Demonstrated added value of the new marketing programs to overall brand recognition and growing acceptance of less lethal alternatives to lethal weapons as increased visibility from the celebrity endorsement program yielded earned media placements on dozens of news programs to date, including ABC, Fox, Newsmax, and NewsNation, and began to open doors to traditional advertising opportunities on broadcast and cable networks.

●	Four additional brick-and-mortar retail stores opened in Tennessee, Arizona, Indiana and New Hampshire. Each retail store has a shooting range to allow for demonstrations of the launchers.
●	Opened new ammunition manufacturing facility in Fort Wayne, Indiana which brings all manufacturing to the U.S.
●	Scaled up production through addition of workers and shifts at our Fort Wayne manufacturing facility in response to rising demand and to support future product lines including a compact launcher.

2025 PROXY SUMMARY

ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards
Bryan Ganz	67	2016	Product Safety
Herbert Hughes Independent	65	2019	Audit (Chair) Compensation Governance
Chris Lavern Reed Independent	56	2020	Audit Compensation (Chair) Governance Product Safety
Emily Rooney Independent	75	2021	Governance Product Safety (Chair)
Leonard Elmore Independent	73	2021	Audit Governance (Chair) Product Safety	1800Flowers.com

Board Composition Overview:

Board Composition Highlights:

●	Number of Independent Directors: 4 of 5 (80%)
●	Number of Gender or Ethnically Diverse Directors: 4 of 5 (80%)
●	Number of Women Chairing Standing Committees: 1 of 4 (25%)
●	100% of our Committee Chairs Are Independent and Gender or Ethnically Diverse
●	None of our Non-Employee Directors Serve as an Executive Officer of a Public Company
●	None of our Directors Serve on more than one other Public Company Board

Our Board has diverse and varied experiences, backgrounds, and strengths. Our four independent directors, led by Board Chair Herbert Hughes, who has the longest tenure with the Company of any of our directors, play a vital role in oversight of risk areas and strategic guidance.

ADVISORY VOTE: INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking stockholders to vote FOR the ratification of the selection of EisnerAmper LLP as our independent registered public accountants for the fiscal year ending November 30, 2025.

2025 PROXY SUMMARY

ADVISORY VOTE: APPROVAL OF EXECUTIVE COMPENSATION: NAMED EXECUTIVE OFFICERS

Our named executive officers for our 2024 fiscal year were:

•	Bryan Ganz, Chief Executive Officer
•	Laurilee Kearnes, Chief Financial Officer
•	David North, Former Chief Financial Officer
•	Luan Pham, Chief Marketing and Revenue Officer

We are asking our stockholders to approve on an advisory basis the Company’s executive compensation. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long term. Although stockholder votes on executive compensation are non-binding, the Board and the Compensation Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.

Highlighted Changes in Our Executive Compensation Program:

In response to stockholder feedback as described further below, as well as its self-evaluation and consideration of best practices, the Compensation Committee has made a number of important changes to the executive compensation program over the last two years and identified additional areas for action, to be informed by shareholder outreach, over the coming fiscal year. Highlights that we believe are central to furtherance of our goals of pay-for-performance that furthers long-term stockholder and business goals and improved transparency to compensation-related decisions include:

●

Restructuring of the long-term incentive program for our non-CEO executive officers, to eliminate use of  time-based options and implement use of performance-based equity awards as a standard component for all executives.

●

Working with an independent compensation consultant to construct and utilize a new representative peer group to assess compensation levels and structure, including the formulation of the new long-term incentive program for executives other than the CEO, to improve alignment of pay and performance.

●

Continued utilization of a formulaic scorecard system for determining annual short-term incentive compensation awards to strengthen alignment between pay and performance and improve transparency to stockholders and management.

●

Expanded application of the Company’s Clawback Policy to include all recipients of long-term incentive awards under the executive long-term incentive program, including those that are not Section 16 officers and continued utilization of contractual mechanisms to strengthen the policy’s enforceability.

●	Determination to adopt a minimum stock ownership and holder related policy during the current fiscal year and to review the policy at least annually.

●

Maintained stockholder engagement, including regular outreach to institutional investors, to solicit feedback on compensation, governance and other topics of importance to stockholders and the success of our business.

●

Maintained exclusion of the CEO from eligibility for awards under the executive long term incentive program, limiting incentive equity awards to the CEO to the performance-based awards tied to our stock price that were granted under his current three-year employment agreement.

●

Despite being a smaller reporting company, maintained expanded proxy disclosures related to the determination of at-risk elements of executive compensation to add transparency to our compensation process including detailed disclosure of vesting terms, financial goals and objectives and the assessment of those goals following the end of the year.

ABOUT THE MEETING

ABOUT THE MEETING

Why did I receive this Proxy Statement?

Our Board is soliciting your proxy to vote on your behalf at the meeting because you were a stockholder of our Company as of June 9, 2025, the Record Date, and entitled to vote.

This Proxy Statement summarizes the information you need to know in order to cast your votes at the meeting.

What Is the Effect of Signing the Proxy Card?

The Proxy Card appoints Bryan Ganz, our Chief Executive Officer, or in his absence Laurilee Kearnes, our Chief Financial Officer, or either of them, as your representative at the Annual Meeting. As your representatives, they will vote your shares of common stock at the Annual Meeting (or any adjournments or postponements) in accordance with your instructions on your proxy card. You may appoint a different person as proxy if you prefer but they will only be able to vote if they attend the meeting. If you want to appoint another person to represent you at the Annual Meeting, you may do so either by inserting such person’s name in the blank space provided in the form of proxy or by providing another form of proxy.

What am I voting on?

You are voting on four items:

•	Election of directors named in this Proxy Statement (see page 8);
•	Ratification of the appointment of EisnerAmper LLP as our independent registered public accountants for the fiscal year ending November 30, 2025 (see page 50); and
•	Approval, by non-binding vote, of the Company’s executive compensation (see page 51).

How do I vote?

Stockholders of record	Street name holders

Stockholders of record, have four ways to vote:	If your shares are held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and not a stockholder of record.

Vote on the Internet www.proxyvote.com

Vote by Phone 1-800-690-6903	As a beneficial owner, you may direct your broker, bank or other agent on how to vote the shares in your account by following voting instructions that they provide, or you may obtain a proxy issued in your name from them.

Vote by Mail Complete, sign and mail your proxy	Beneficial owners who do not obtain a proxy from their broker may also attend the meeting (with appropriate identification and subject to any limits that may be placed by the Corporate Secretary on attendance by non- record holders and in the interests of the safety of attendees).

Vote at the Meeting

Voting by telephone and on the internet will close at 11:59 p.m. Eastern Daylight Time on July 28, 2025.

ABOUT THE MEETING

Has the Board of Directors made any recommendations on voting?

Yes. The Board recommendations are as follows:

Proposal		Board Recommendation
1.	Election of the five directors named in this Proxy Statement	FOR EACH NOMINEE
2.	Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accountants for the fiscal year ending November 30, 2025	FOR
3.	Approval, by non-binding vote, of the Company's executive compensation ("Say on Pay")	FOR

Will any other matters be voted on?

We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual meeting. If any other matter is properly brought before the meeting, your proxy card gives authority to Bryan Ganz, and in his absence Laurilee Kearnes, to vote your shares at their discretion on such other matters.

How many voting stockholders do you need to hold the Annual Meeting?

To conduct the Annual Meeting, we must have a quorum, which means that one-third of our outstanding voting shares as of the record date must be present, in person or by proxy, at the Annual Meeting. If you vote or abstain on any matter your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or other nominee, but your broker, bank, trustee, or other nominee has and exercises discretionary authority to vote on at least one matter, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority relating to the ratification of independent public accountants.

Why should I submit a proxy if I intend to attend the Annual Meeting?

Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in case your plans change. We also ask that you vote by proxy even if you intend to attend the meeting so that we will know as soon as possible that we have a quorum. This also saves us the additional costs of having to solicit proxies to ensure a quorum.

Your shares of Common Stock represented by the proxy will be voted in accordance with your instructions and if you specify a choice with respect to any matter to be acted upon, your shares of Common Stock will be voted accordingly.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on June 9, 2025, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the meeting. If you were a stockholder of record on the Record Date you can vote all shares that you held on that date at the meeting or at any postponement or adjournment of the meeting.

ABOUT THE MEETING

If I submit a Proxy without indicating my vote on all matters, will it be voted?

A properly executed proxy that does not include instructions to vote on one or more matters will be voted as follows:

FOR each director nominee named in the proxy materials; and

FOR ratification of EisnerAmper LLP as our independent registered public accountants for the fiscal year ending November 30, 2025; and

FOR the approval, by non-binding vote, of the Company’s executive compensation.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals.

Since our bylaws provide that approval of a proposal at an Annual Meeting of the stockholders is generally by the affirmative vote of a majority of the voting shares present, in person or by proxy, at an Annual Meeting of the stockholders and entitled to vote on the applicable matter, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal. However, election of Directors is by a majority of the votes cast at the Annual Meeting with respect to a nominee, meaning that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST the nominee. A properly executed proxy card marked ABSTAIN with respect to the election of any Director nominee will not affect the approval of the nominee.

How many votes do I have?

You have one vote for each share of common stock you owned at the close of business on the Record Date.

How many shares can be voted at the Annual Meeting in total?

As of the Record Date, we had 55 stockholders of record and 22,678,469 shares outstanding, each of which is entitled to one vote at the meeting. Cumulative voting is not permitted.

What number of votes is required to elect each of the directors?

Assuming a quorum is present, each director nominee named in Proposal 1, the election of the directors, must be elected by the affirmative vote of a majority of the votes cast in an uncontested election. In other words, each director will be elected if more shares are voted FOR his or her election than are voted AGAINST his or her election. Any share that does not cast a vote for a director (including abstentions and broker non-votes, explained below) does not count as a vote against the director. Under Delaware law, any incumbent director who does not receive the affirmative vote of a majority of the votes cast at the Annual Meeting will continue to serve on the Board as a “holdover director.” In accordance with our by-laws, each of our standing directors has tendered a resignation from the Board, conditioned on the incumbent director’s failure to receive a majority of the votes cast. If an incumbent director does not receive a majority of the votes cast, our Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation or take any other action. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of our election results.

ABOUT THE MEETING

What number of votes is required on proposals other than the election of directors?

Other than the election of directors, all other proposals shall be decided by the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the applicable matter, assuming a quorum is present.

Can I change my vote or revoke my proxy after I submit my vote?

Yes. If you vote prior to the meeting, you may change your vote or revoke your proxy at any time before the votes are cast at the Annual Meeting by sending in a new proxy card with a later date, by casting a new vote by telephone or on the Internet (not later than 11:59 p.m. Eastern Daylight Time on July 28, 2025), or by sending a written notice of revocation to our Corporate Secretary at our corporate headquarters, 100 Burt Rd Suite 115, Andover, MA 01810. You also may automatically revoke your proxy by attending the Annual Meeting and voting there if you are a record stockholder. Attending the Annual Meeting without voting at such meeting will not in and of itself constitute revocation of a proxy.

If you are a beneficial stockholder but not a stockholder of record, then to revoke your voting instructions, you must submit new voting instructions to your broker, trustee or nominee or you obtain an individual proxy from your broker, trustee or nominee and attend the meeting to vote.

What is a broker non-vote and what effect does it have?

Brokers and other intermediaries who hold shares of Common Stock in street name for their customers, generally are required to vote the shares of Common Stock in the manner directed by their customers. If their customers do not give any direction, brokers may vote shares of Common Stock on routine matters. However, in the absence of customer direction for voting on non-routine matters, brokers may not vote shares of Common Stock on those matters, which is referred to as a broker non-vote. The only matter that brokers will be able vote on without specific direction at the Annual Meeting is Proposal 2, ratification of EisnerAmper LLP as our independent registered public accountants.

Any shares of Common Stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast. Any broker non-votes with respect to all other non-routine proposals will not affect the approval of such proposals. In recognition of our desire to have every stockholder vote count, we encourage our stockholders to instruct their brokers to vote their shares.

Where can I find the voting results of the Annual Meeting?

We will publish the final results in a current report filing on Form 8-K with the United States Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

We will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain of our directors, officers and employees (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees, and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them as of the Record Date, and such custodians will be reimbursed for their expenses.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, July 29, 2025: The Proxy Statement and the Annual Report are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES

The Board of Directors of the Company currently consists of five members. Once elected, directors serve for one-year terms with all directors being elected by our stockholders at each annual meeting to succeed the directors whose terms are then expiring. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

At the Annual Meeting, five directors, nominated by the Board of Directors, will stand for election to serve until the 2026 annual meeting of stockholders. At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated Bryan Ganz, Herbert Hughes, Chris Lavern Reed, Emily Rooney, and Leonard Elmore for election as the directors of the Company. The nominees have agreed to stand for election and, if elected, to serve as directors. However, if any person nominated by the Board of Directors is unable to serve or will not serve, the proxies will be voted for the election of such other person or persons as the Nominating and Governance Committee and the Board of Directors may recommend.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of common stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the election of the director nominees as directors of the Company,  meaning that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST the nominee.   Any share that does not cast a vote for a director (including abstentions and broker non-votes) does not count as a vote against the director. See “What number of votes is required to elect each of the directors?” on page 6.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

PROPOSAL 1: ELECTION OF DIRECTORS

OUR BOARD AND ITS COMMITTEES

Director Biographies: Summary

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards
Bryan Ganz	67	2016	Product Safety
Herbert Hughes Independent	65	2019	Audit (Chair) Compensation Governance
Chris Lavern Reed Independent	56	2020	Audit Compensation (Chair) Governance Product Safety
Emily Rooney Independent	75	2021	Governance Product Safety (Chair)
Leonard Elmore Independent	73	2021 (FY22)	Audit Governance (Chair) Product Safety	1800Flowers.com

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominee Biographies

Below are the biographies of our director nominees, all of whom are incumbent directors.

Bryan Scott Ganz became the Company’s President effective July 13, 2018, Chief Executive Officer effective April 1, 2019, has been a director since June 2016, and a member of the Product Safety Committee since June 2022. Mr. Ganz served as Board Chair from April 2019 to June 17, 2022. Prior to becoming the Company’s President, he was engaged by the Company, beginning in May 2016, in a consulting capacity to assist in a restructuring of operations, evaluation of management, identify sources of capital, and provide strategic advice. Mr. Ganz brings more than 30 years of global business experience in sales management, manufacturing, new product design and development, and supply chain management, and mergers and acquisitions as well as experience as a director of other publicly held companies. Previously, Mr. Ganz founded Maine Industrial Tire LLC, an industrial tire company sold to a unit of Trelleborg AB in 2012.
From 1991 to 2009 Mr. Ganz held several roles culminating with CEO of GPX International, Inc. and its predecessor Galaxy Tire Inc. Mr. Ganz started his career at Paramount Capital Group where he was a partner from 1985 to 1991. Mr. Ganz is the founder and majority shareholder of Northeast Industrial Partners LLC, a holding company that owns and operates privately held businesses. In addition, he is a principal in Scudder Bay Capital LLC, a captive private REIT. Mr. Ganz received a J.D. from Columbia Law School and a B.S. in Business Administration from Georgetown University. During Mr. Ganz’s tenure, the Company has transitioned from the research and development stage to produce and sell the Byrna line of personal security products, including less-lethal launchers, pepper spray, and other personal security tools and accessories. Key achievements during under his leadership included eliminating all long-term debt, development of a robust DTC ecommerce program, including Amazon, establishment of a nationwide network of dealers including such large chain sporting goods stores as Cabela’s, Bass Pro, and Sportsman’s Warehouse, establishment of new enlarged manufacturing facilities in the U.S., entry into the Canadian and Latin American markets, listing on Nasdaq, successfully implementing a share repurchase program, establishing a talented and diverse Board of Directors, and establishing a first class operational infrastructure with a dynamic, experienced quality leadership team. During fiscal 2024 Mr. Ganz has worked closely with the Chief Marketing and Revenue Officer to expand our marketing strategy and sales channels, with the Chief Operating Officer to improve new product timelines, reduce waste and costs of goods, and prepare for potential tariffs on imported parts and goods, and with the Chief Financial Officer to develop our financial resources and investor relations.

Herbert Hughes has been a director since July 9, 2019, and Board Chair since June 17, 2022. He served as Lead Independent Director from December 2021 through June 16, 2022. Mr. Hughes also is Chair of the Audit Committee and is its financial expert. He also is a member of the Compensation Committee, a member of the Nominating and Governance Committee, and Chair of its Succession Planning Subcommittee. Mr. Hughes previously served as Chair of an Ad Hoc Committee during 2021 and 2022 overseeing the establishment of the Company’s stock repurchase program. Mr. Hughes has over three decades of experience in finance, risk management, operational management, and derivatives modeling as an advisor and leader of a diverse range of businesses and is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Since March 2017, Mr. Hughes has been Chief Financial Officer of Wormhole Labs Inc.
(“Wormhole Labs”), a metaverse emerging technology company using mixed and augmented applications in enterprise and consumer markets and has served on its board of directors. On December 27, 2023, Wormhole Labs filed a voluntary petition for protection under Chapter 11 of the bankruptcy code in the U.S. Bankruptcy Court for the Western District of Texas. On December 4, 2024, Wormhole Labs, Inc. emerged from bankruptcy and Mr. Hughes continues as a manager and Chief Financial Officer of the reorganized company. At Wormhole Labs, Mr. Hughes is responsible for financial reporting, capital structure and formation, and SaaS and ecommerce negotiations, and has worked with the Chief Technology Officer on issues related to the development of Wormhole’s cybersecurity program. Since September 2023, Mr. Hughes has been Chief Financial Officer of Wormhole Information Technology Systems (WITS), and a member of its Board. At WITS, Mr. Hughes is responsible for financial reporting, capital structure, and SAAS and enterprise negotiations. WITS is owned in part by Wormhole Labs and builds augmented reality-based enterprise software for power grid companies and other enterprises. As of November 2024, Mr. Hughes joined the board of Mission Arizona Health Acquisitions, Inc., a private nutritional health company. Mr. Hughes has held executive level positions in several industries including technology, hospitality, asset management, oil and gas exploration and production, and oil industry services.

PROPOSAL 1: ELECTION OF DIRECTORS

Through his professional investment and advisory positions, Mr. Hughes has gained valuable experience with some of the unique challenges related to leadership and growth of an early-stage technology business. Mr. Hughes received a B.A. from Harvard University, and is a member of the Minnesota Chippewa tribe and the National Congress of American Indians. Mr. Hughes is the Company’s first independent Board Chair. During his tenure as Chair of the Audit Committee, the Company eliminated material weaknesses in its financial processes and controls, the Audit Committee has established and implemented a robust oversight program to monitor financial and enterprise risk, facilitate timely and reliable financial reporting, systems, and controls and, in fiscal 2023, added breadth and depth to risk oversight by the Audit Committee through regular engagement with the management team to ensure there is ongoing monitoring and tracking of key risk areas. As Board Chair, Mr. Hughes has worked closely with the Corporate Secretary, the CEO, the CFO, other members of management, and the chair of each board committee to improve information flow to the Board of Directors and deepen understanding of the Company’s business drivers as well as to improve communication of the needs, expectations, and decisions of the Board and its committees to management. This has improved the Board’s efficiency, focus, and efficacy. Mr. Hughes prioritizes shareholder engagement and management input, seeking to improve the transparency and responsiveness of the Board of Directors to all constituencies, with the overriding goal of aligning the interests of shareholders with Board and management decisions to deliver sustained shareholder value and alignment. In his roles as Board Chair and the senior member of the Compensation Committee he has taken the lead in (i) engaging with stockholders on compensation topics (ii) including stockholder and proxy advisor feedback in the Compensation Committee’s decision-making processes, and (iii) working to improve the transparency of compensation processes and decisions. Under his leadership the Board recently established a Search and Succession committee on which he serves.

Chris Lavern Reed has been a Director since September 1, 2020, and, since April 2012, has been the managing partner of Roca Property Group (previously Garcia Reed Investments, LLC), a real estate management and investment entity. Mr. Reed is Chair of the Compensation Committee and is a member of the Audit, Nominating and Governance, and Product Safety Committees. Mr. Reed has over three decades of experience in global law enforcement. Since August 2022 Mr. Reed has served as an International Financial Crimes Advisor, providing strategic consultation, project management, and risk analysis services in the anti-money laundering and counter-terrorism financing field to international clients. From October 2018 through April 29, 2022, he served with the U.S. Department of State, overseeing classified investigations. From December 2016 to July 2018, Mr. Reed served as the Special Agent in Charge and Director at the U.S. Agency for International Development Office of Inspector General (USAID OIG).
Prior to his leadership role with USAID, Mr. Reed served in numerous leadership roles within the U.S. Department of Justice, Bureau of Alcohol, Tobacco, Firearms and Explosives (“BATF”). Through his work, Mr. Reed has established professional qualifications and training in leadership, security, and financial crime investigations and has strategic and operational experience related to financial risk and fraud matters. Mr. Reed has served as an instructor for the U.S. Department of State Foreign Service Institute and has spoken internationally on the topics of fraud, corruption, and a host of investigative topics. He has served as a subject matter expert in the U.S. Senate on law enforcement, homeland security and fraud issues. Through his government work, Mr. Reed has developed an understanding of complex public policy matters, the government contracting process, and has extensive experience in crisis management and global law enforcement training. He has completed continuing education coursework related to cybercrime, fraud, and business identity theft, among other cybersecurity topics, is a member of the Association of Certified Fraud Examiners and has been a Certified Fraud Examiner since April 2018. Mr. Reed also is a graduate of Georgetown University’s Congressional Fellow Program and has completed Columbia Business School’s Executive Development and Management Programs. Through his business degree, professional certifications, 10 plus years of business experience in the private sector, over 30 years of experience in relevant global and federal law enforcement, and BATF experience, Mr. Reed has developed a broad legal and technical knowledge base including expertise related to money-laundering, bribery, financial fraud corruption and internal conflict of interest schemes designed to hide illicit proceeds. His education, experience and training bring the Board critical oversight and investigative skills, important subject matter expertise, and a high degree of financial literacy. A veteran of the U.S. Marine Corps., he received an M.B.A. from Champlain College, an M.A. from Northern Arizona University, and a B.A. from Indiana University.

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Since Mr. Reed became Chair of the Compensation Committee, previously high turnover has been significantly reduced to industry average, the Committee has worked to understand and address stockholder and proxy advisor feedback concerning past executive compensation decisions and the Company’s incentive compensation programs by, among other things, negotiating a new agreement with the CEO with only performance-based equity incentives, restructuring the short-term incentive program (effective fiscal 2024) to a formulaic program including pre-determined metrics and corresponding payouts, scheduling a bi-annual review of the Company’s Long-Term incentive program, planning changes to the Company’s Long-Term Incentive Program to be informed by stockholder feedback and, among other things, reduce reliance on time-based stock options, adding transparency to compensation decisions and the compensation process, and expanding stockholder outreach to better engage with a broader range of investors, particularly institutional investors.

Emily Rooney has been a director since October 1, 2021. She chairs the Company’s Product Safety Committee and serves on the Nominating and Governance Committee and its Succession Planning Subcommittee. She previously served on the Audit Committee from October 2021 to June 2022 and on an Ad Hoc Committee during 2021 and 2022 overseeing the establishment of the Company’s stock repurchase program. Ms. Rooney has over 40 years of experience as a journalist. Since October 1, 2021, she has been working with Muddhouse Media producing a bi-monthly podcast entitled “Beat the Press” which can be heard through Spotify and Apple Music.
From December 1998 through September 2021, she was Executive Editor and host for WGBH’s Emmy Award winning television show Beat the Press, examining media coverage of current events. From January 1997 to December 2014, she was also the creator, Executive Editor, and host of the television show Greater Boston with Emily Rooney. Previously she was the political director for Fox News in New York and Executive Producer of World News Tonight with Peter Jennings, positions in which she oversaw multimillion-dollar budgets. Ms. Rooney’s deep understanding and discerning examination of media, politics, and culture, and her writing and speaking skills, have earned her numerous awards, including the National Press Club’s Arthur Rowse Award for Press Criticism, a series of New England Emmy Awards, and Associated Press recognition for Best News/Talk Show. As an investigative journalist she has examined such company relevant topics as media coverage, financial fraud, police use of lethal force, social justice initiatives, and legislative initiatives related to gun control. Ms. Rooney’s relationships help further the Company’s deep understanding of politics, culture, the media, and public sentiment, are beneficial to the Board in overseeing and facilitating the development of the Company’s business strategy. Ms. Rooney received a B.A. from The American University, Washington D.C.

Ms. Rooney has been instrumental in overseeing management’s development of procedures related to product safety and safe product use including procedures related to end user safety and employee safety. Under her leadership of the Product Safety Committee, management has undertaken a comprehensive review of product development, manufacturing, customer service, employee training, and recordkeeping and escalation protocols related to product efficacy and safety, is developing updated protocols including third party testing and verification, and is launching a new employee training program and a new online product operation resource to facilitate product safety. Ms. Rooney’s professional experiences, business and industry related knowledge, investigative and analytic skills, and deep understanding politics, culture, the media and public sentiment, developed through her 40 years as an investigative journalist and television producer, including her in depth understanding of current topics relevant to the Company’s business and marketing strategies, are valuable to the Company, Board and its committees in their exercise of oversight and in facilitating, overseeing, and finding resources for strategic planning, including expansion of its new marketing strategies. As a woman she also adds to the Board’s diversity, which we believe adds to the quality, depth, and perspective of the Board.

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Leonard Elmore has been a director since December 2021. He serves as Chair of the Nominating and Governance Committee and as a member of the Audit Committee, the Succession Planning Subcommittee, and the Product Safety Committee. He previously served as a member of the Product Safety Committee from December 2021 to June 2022, and during 2021 and 2022 as a member of an Ad Hoc Committee overseeing the establishment of the Company’s stock repurchase program. Mr. Elmore is a retired attorney and business leader, a television sports personality, and an educator. He has a wide spectrum of experience in the private and public sectors, and, through his Co-Chairmanship of the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics, is involved in public interest initiatives directed at promoting diversity, inclusion, and reform in college athletics. A former collegiate basketball All American at the University of Maryland at College Park and a ten-year professional player in both the ABA and NBA, Mr. Elmore has been a Broadcast Analyst for the BIG Ten Network since November 2020.
Since August 2018, Mr. Elmore has also served as Senior Lecturer in Discipline at the Columbia University School of Professional Studies Sports Management Program. Mr. Elmore’s prior business experience includes serving as Chief Executive Officer of iHoops, the official youth basketball initiative of the NCAA and NBA, and as the President of Test University, a leading provider of Internet-delivered learning solutions for pre-college students. As a practicing attorney, Mr. Elmore was a Partner with the law firm of Dreier LLP and, before that, Senior Counsel with LeBoeuf, Lamb, et. Al. (subsequently, Dewey & LeBoeuf). He began his legal career as an Assistant District Attorney with the King’s County (Brooklyn) District Attorney in New York City. Mr. Elmore has extensive public and private Board experience. Since October 2020, Mr. Elmore has been a member of the Board of Directors of 1800Flowers.com (Nasdaq: FLWS), a leading online and telephonic gift and flower retailer, and is the Chair of its Nominating and Corporate Governance Committee. From 2007 until February 2020, Mr. Elmore served as a Director on the Board of Directors of Lee Enterprises, Inc. (Nasdaq: LEE), a newspaper publishing company, where he served on the Audit Committee. He also sat on the Board of iHoops from its foundation. Mr. Elmore has been involved for over a decade in public interest endeavors of the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics, whose focus is to develop, promote and lead transformational change that prioritizes the education, health, safety and success of college athletes, and currently serves as one of the Commission’s Co-Chairs. He chairs the Commission’s Racial Equity Task Force and is a member of its Leadership Committee. He also is on the Board of Advisors of the Shirley Povich Center for Sports Journalism at the University of Maryland College Park Merrill School of Journalism. He received a J.D. from Harvard Law School and a B.A. from the University of Maryland. Mr. Elmore’s education, business experience and experience as a director of other public companies, including as a member of Audit and Governance committees, bring the Board experience in oversight (including of financial reporting and ESG areas), public relations (including media relationships), and a high degree of financial literacy.

During his tenure on the Nominating and Governance Committee Mr. Elmore was instrumental in the transition to an independent Chair, the restructuring of the Compensation Committee’s responsibilities to improve Board efficiency, improvements to the Board self-evaluation process, development of various ESG related policies, adoption of a Clawback Policy and mandatory agreements by section 16 officers to comply with the Clawback Policy. He also has taken an active role, on behalf of the Board and as a member of the new Succession Committee, in driving the development of plans for internal career paths, career-related training and development and departmental crisis management, business continuity and succession plans. We believe Mr. Elmore’s legal education and professional experience, experience as an executive in the public and private sectors, experience on the Boards and on the Nominating and Governance and Audit Committees of other public companies, demonstrated commitment to social justice, safety and promotion of diversity, his experience as a professional athlete and television commentator, and his hands on approach to oversight qualify him to serve on our Board and also bring the board important leadership qualities and a high degree of financial literacy. Mr. Elmore is African-American and is one of three directors on our board who has self-identified as belonging to an underrepresented racial, ethnic, or other minority group, diversity that we believe adds to the quality, depth, and perspective of the Board

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Board Diversity Matrix (As of June 18, 2025)

Total Number of Directors				5
Part I. Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4	-	-
Part II. Demographic Background
African American or Black	-	2	-	-
Alaskan Native or Native American	-	1	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	2	-	-
Two or More Races or Ethnicities	-	1*	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

*One director self-identifies as White and Native American, so he is identified under both of those categories as well as under “Two or More Races or Ethnicities.”

Board Composition

Our current Board is composed of five Directors, each of whom are standing for reelection at the Annual Meeting. Except for Bryan Ganz, our CEO and President, all of our directors are independent. None of our directors is an executive officer of any other public company or serves on the boards of more than one other public company. All Directors serve one-year terms until their successors are elected and qualified at the next annual meeting of our stockholders. Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting, unless there are more nominees running than positions open.

Criteria for Board Membership and Board Refreshment

The Nominating and Governance Committee Charter provides that the committee will consider such factors as it deems relevant in evaluating and recommending director candidates, including, without limitation, skill, diversity, integrity, experience with comparable businesses and other organizations, experience relevant to the needs of the Company, leadership qualities, and the extent to which a candidate would be a desirable addition to the Board. Because the current board is relatively small by choice to contain costs, we also seek directors who are not committed as executive officers of other public companies or on more than two other boards, to ensure that our directors can commit the time needed to guide the Company and provide effective oversight of our strategy and business plans. Finally, we seek to refresh the board thoughtfully so that we may have a mix of perspectives of longer serving directors and those who recently joined the Board.

We recognize the value of seeking out directors from various backgrounds and professions and diverse in age, gender, race, and ethnicity so that the Board can draw on its breadth and depth to inform its decisions. Our five board nominees bring diversity in ethnicity, gender, professional experience, and tenure. Our Board has varied experiences, backgrounds, and strengths. Our four independent directors, led by Herbert Hughes as Board Chair, who has the longest tenure with the Company of any of our directors, play a vital role in oversight of risk areas and strategic guidance.

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Leadership Structure of the Board of Directors

Mr. Hughes, our longest-tenured independent director, has served as Board Chair since June 2022, prior to that, as Lead Independent Director beginning in December 2021, and has been an independent director of the Company since July 2019. Mr. Ganz, our President and Chief Executive Officer, served as Board Chair from April 2019 until June 2022. Following the Company’s listing on the Nasdaq Stock Exchange in 2021, the Nominating and Governance Committee recommended that an independent Board Chair would best serve the interests of the Company and our stockholders, and nominated Mr. Hughes, who had served as an independent director for three years, as Board Chair. We believe that separation of the positions of Board Chair and Chief Executive Officer facilitates the independence and effectiveness of the Board in its roles of evaluating and overseeing the Chief Executive Officer and senior management and, therefore, is in the best interests of the Company and our stockholders. It also allows Mr. Ganz to focus on managing the Company’s business and operations while Mr. Hughes focuses on Board matters.

Role of Board in Risk Oversight Process

Our Board of Directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, cybersecurity risk, and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including development of new procedures and protocols in response to developing topics including, beginning in fiscal year 2023, the ongoing development of protocols and training to strengthen cybersecurity and data protection. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices, insider trading risks, and potential conflicts of interest. The Product Safety Committee manages risks associated with the safety of products we manufacture and distribute. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our full Board, and risk topics delegated to committees may alternatively be discussed at Board meetings.

Board Committees

Below is a summary of our standing committees’ responsibilities, and their present membership and leadership.

Audit Committee

Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and Rule 5605(c) of the Marketplace Rules of Nasdaq. It exercises sole authority with respect to the selection, appointment, oversight of and, where appropriate, replacement of the Company’s independent registered public accounting firm and the terms of its engagement including compensation; reviews the policies and procedures of the Company and management with respect to maintaining the Company’s books and records and cybersecurity; reviews with the independent registered public accounting firm, upon the completion of its audit, the results of the auditing engagement and any other recommendations the independent registered public accounting firm may have with respect to the Company’s financial, accounting or auditing systems; and reviews with the independent registered public accounting firm, upon the completion of its quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the independent registered public accounting firm may have in connection with such quarterly reviews. Our Audit Committee also is responsible for, among other things, assisting our Board of Directors with oversight of: (1) the integrity of our financial statements; (2) legal, ethical and risk management compliance programs; (3) our systems of internal accounting and financial reporting control. The Audit Committee meets periodically with members of management to discuss risk topics, including cybersecurity procedures, supply chain vulnerabilities, material weaknesses if any, and any risks identified to it by management or by the Company’s independent registered public accounting firm. The Committee also receives any whistleblower reports and oversees compliance with the Company’s insider trading program among other things.

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Our current Audit Committee members are Herbert Hughes (Chair), Chris Lavern Reed, and Leonard Elmore. Each of these Committee members is “independent” within the meaning of Rule 10A-3 under the Exchange Act and Rule 5605(a)(2) of the Marketplace Rules of Nasdaq. Our Nominating and Governance Committee and the Board have determined that Herbert Hughes is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of the other committee members has the level of “financial literacy” required by the applicable rules and regulations of the SEC. During fiscal year 2024, each current member of the Audit Committee was present at 100% of the Audit Committee meetings held during such director's tenure as a member of the Audit Committee.

Compensation Committee

Our Compensation Committee is responsible for, among other things: (1) reviewing and approving compensation levels of our Chief Executive Officer (“CEO” or “PEO”) and other executive officers, including salaries, awards under our incentive compensation plans and other forms of compensation; (2) reviewing and approving the corporate goals and objectives with respect to compensation for our executive officers; and (3) reviewing and recommending to the Board any changes to the compensation of our non-employee directors. The Compensation Committee also administers our equity incentive plan.

Many key compensation decisions are made during the first part of the fiscal year including review of the management team’s performance during the fiscal year concluded, determination of annual, short-term incentive cash bonus awards for the completed fiscal year, and discussion of compensation related targets, objectives and key metrics for the new fiscal year. However, compensation is an ongoing process, and the committee holds regularly scheduled meetings throughout the year, based on its annual meeting cycle, for purposes of evaluation, planning and taking appropriate action including consideration of Say on Pay votes and feedback from stockholder engagement during proxy solicitation and following our Annual Meeting, the award of new hire grants, and to discuss compensation related topics with its advisors and management. In addition, the committee may convene special meetings in addition to its regularly scheduled meetings on any of these topics, to consider compensation topics raised by management, to consider compensation packages for potential candidates for executive positions, including grants proposed in connection with promotions or to facilitate the inducement of any external candidate for a senior management position, and to discuss topics related to retention or turnover, or to consider market developments, peer group composition, feedback on or risks identified in incentive programs, changes in SEC rulemaking, Nasdaq listing requirements, or proxy advisor guidelines related to compensation, or other topics within its purview. The Compensation Committee meets with the Chief People Officer (“CPO”) on topics related to human capital resources, including employee turnover, retention or recruitment challenges, diversity, employee satisfaction, and new benefits under consideration and with the Chief Governance Officer and Corporate Secretary on matters related to new regulatory rulemaking, preparation of compensation related policies and resolutions, preparation of the compensation discussion for the annual proxy materials, stockholder engagement support, and for research and counsel on compensation related topics. In recent years, the Committee has engaged FW Cook, an independent compensation consultant to review and make recommendations related to compensation topics including retention, recruitment, peer group construction and benchmarking, recommendations related to its short- and long-term incentive programs, and potential terms of the CEO’s 2023 contract.

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The members of our Compensation Committee are Chris Lavern Reed (Chair) and Herbert Hughes. Each of these Committee members is “independent” within the meaning of Rule 10A-3 under the Exchange Act. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act and is “independent” as defined by Rule 5605(a)(2) of the Marketplace Rules of Nasdaq. During fiscal year 2023, each member of the Compensation Committee was present at 100% of the Compensation Committee meetings held during such director's tenure as a member of the Compensation Committee.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for assisting our Board of Directors by: (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending to our Board of Directors nominees for election to the Board at the annual meeting of stockholders; and (3) assisting our Board of Directors in assessing director performance and the capacity and effectiveness of the Board of Directors as a whole including the breadth and depth of its substantive knowledge on topics related to general financial risk management, risks specific to the Company, strategic direction, and other matters related to its oversight and guidance of management, as well as in view of developments in the business and in legal and regulatory considerations. The Committee annually reviews the Board’s and each committee’s charter and composition and makes recommendations to Committees and the Board to improve oversight and strengthen their respective resources. The Board currently consists of one member of management and four independent directors, but up to seven directors are authorized by the Company’s by-laws, and the Committee evaluates candidates brought to its attention on a rolling basis and may recommend the addition of Board members to provide relevant expertise, experience or to add depth to the Board. Diversity of background, experience, gender, and racial and ethnic identity are considered by the Committee in board recruitment. The board’s five current members include individuals with diverse backgrounds in manufacturing, finance, business, law, public service, the media, and law enforcement. Four individuals add racial, ethnic or gender diversity: one woman, two men who identify as African American, and one man who is a member of a Native American tribe. The Nominating and Governance Committee works with our Corporate Secretary and outside counsel in recommending changes to the Company’s governance and compliance policies and protocols related to changes in Delaware law and SEC and Nasdaq rulemaking, in keeping the Board and management informed about important regulatory and legal developments related to SEC disclosure requirements, best practices, Board oversight responsibilities and educational opportunities, in preparing, administering, and reporting annual Board and Committee self-evaluations, annual D&O Questionnaires, and onboarding of any new Board members, among other things.

The members of our Nominating and Corporate Governance Committee are Leonard Elmore (Chair), Herbert Hughes, Emily Rooney, and Chris Reed. All current members of the Nominating and Corporate Governance Committee are “independent” as defined by Rule 5605(a)(2) of the Marketplace Rules of Nasdaq. During fiscal year 2024, each member of the Nominating and Corporate Governance Committee was present at 100% of the Nominating and Governance Committee meetings held during such director's tenure as a member of the Nominating and Governance Committee. The Committee also met informally and acted by consent, recommending changes that were adopted by the Board to the Company’s Insider Trading Policy to foster compliance with new SEC and Nasdaq regulations related to insider trading and 10b5-1 plans and a new Clawback Policy to comply with regulations going into effect in the coming year.  The Company’s Succession Planning Subcommittee is a subcommittee of the Nominating and Governance Committee charged with oversight of emergency and long-term succession planning. During fiscal 2024 the subcommittee oversaw management’s development of emergency transition planning and executive development including long-term succession planning.

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Product Safety Committee

Our Product Safety Committee, formed in December 2022, is responsible for assisting the Board with its oversight responsibilities related to the safety of products manufactured in house for consumer use, including the establishment and maintenance of safety-related policies,  procedures, reporting systems for ongoing oversight, safety-related crisis management, customer warnings, and product recalls,  and any legal and regulatory requirements related to the safety of the products manufactured and produced and services offered by the Company (collectively, “products”). The committee meets with such members of management and the Company’s operations and technical management personnel as it sees fit to review topics relevant to its responsibilities and reports on such matters to the board for further discussion and. The Committee may engage outside advisors to assist the Company in compliance with the Consumer Product Safety Act and to assist its members in understanding such legal and regulatory environment as is relevant to the safety of the Company’s products. The members of the committee are Emily Rooney (Chair), Chris Lavern Reed, and Leonard Elmore, each of whom is independent, and Bryan Ganz.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all employees, including our Chief Executive Officer and Chief Financial Officer. A copy of our Code of Business Conduct and Ethics is available free of charge on our website at ir.byrna.com. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at ir.byrna.com. The Company also has a formal Whistleblower Policy, a hotline monitored by the Chair of the Audit Committee, and a comprehensive Insider Trading Policy.

Insider Trading Policy

We have an Insider Trading Policy, which governs the purchase, sale and other dispositions of our securities by directors, officers, employees, and consultants of the Company, as well as their family members, household members, dependents, and anyone whose securities they influence, direct, or control. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and all applicable listing standards. The Insider Trading Policy generally prohibits covered persons from directly or indirectly purchasing or selling our securities while in possession of material non-public information concerning us. The Insider Trading Policy also applies to the securities of any other companies to the extent any covered person obtains material nonpublic information regarding such other company in the course of performing services for us. The Insider Trading Policy requires pre-approval of any transaction related to our securities by covered persons. The Insider Trading Policy details the Company’s regular quarterly blackout period and explains that special blackout periods may also be announced without prior notice. Additionally, pre-clearance is required prior to any covered person entering into a Rule 10b5-1 trading plan, and such plans may only be entered into during open trading windows.

Prohibition on Hedging

The Insider Trading Policy prohibits hedging in the Company’s securities, including trading in public options, puts, calls, or other derivative securities as well as holding Company securities in margin accounts.

Compensation Committee Incentive Equity Grant Policies

The Compensation Committee’s policy is to not grant stock options or similar awards whose exercise price is related to the market value of our common stock in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and to not time the public release of such information based on stock option grant dates. Similarly, our Compensation Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. To bolster our commitment to the highest ethical standards, our Compensation Committee recently adopted a policy, effective March 1, 2024, to make awards of options or similar awards on preset dates that do not fall in our standard quarterly blackout periods and not to grant stock options or similar awards whose exercise price is related to the market price of our common stock on the date of grant during periods in which there is likely to be material nonpublic information about our company, including (i) during blackout periods or outside a trading window established in connection with the public release of earnings information under our Insider Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information (each, a “Filing Window”) or, in the event that any stock option grant is awarded by the Committee during a Blackout Period or a Filing Window, it will be deemed effective on the day after the earnings or other announcement has been made and one full day of trading thereafter completed, unless such day is within a Filing Window, in which case such grants will not be deemed effective until the day after the first full trading day following the filing of the applicable report with the Securities and Exchange Commission. During the year ended November 30, 2024, we did not grant stock options or stock appreciation rights to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K, in each case that disclosed any material non-public information.

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Director Independence

A majority of the Board of Directors is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of Nasdaq. The Board has reviewed and determined that 80% of our directors are independent under the applicable standards of Nasdaq: Herbert Hughes, Chris Lavern Reed, Leonard Elmore, and Emily Rooney. Each Board committee except the Product Safety Committee is 100% comprised of independent directors. In December 2021, Herbert Hughes was appointed as Lead Independent Director and, effective May 16, 2023, he was elected Chair. During the fiscal year ended November 30, 2024, our independent directors held two stand-alone executive meetings of all independent directors, two executive sessions following Board meetings, and one executive session with the Company’s auditors following Audit Committee meetings.  In addition, the members of the Compensation Committee, all of whom are independent, held five meetings without participation of management, some of which included outside advisors, and the Product Safety Committee met once in executive session.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has in the past served as an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Engagement

Our Board of Directors met three times during fiscal year ended November 30, 2024, and also acted by unanimous written consent. During fiscal 2024, two Board meetings were held at the Company’s headquarters in Andover and included meetings with management and other employees. Members of management are invited to and attend selected board and committee meetings, depending on the agenda, to report on relevant topics and respond to questions, and engage informally with committee chairs on relevant topics.

In addition to our Board meetings during the 2024 fiscal year, the Audit Committee met four times, the Compensation Committee met six times, and also met informally which resulted in action by consent, the Nominating and Governance Committee and the Search and Succession Subcommittee met a total of three times and also acted by consent, and the Product Safety Committee met two times. Each director attended at least 75% of the combined Board and applicable committee meetings. Executive sessions or meetings of outside (non-management) directors without management present are included on the agenda for each regularly scheduled Board of Directors and Audit Committee meeting as well as any other committee meeting attended by management. During fiscal year 2024, the independent directors held three executive sessions without management present in conjunction with meetings of the full Board and Audit committees. In addition, the Compensation and Governance committees meet with company counsel and compensation consultants outside of the presence of management in conjunction with their scheduled meetings and as needed outside of regularly scheduled meetings.

PROPOSAL 1: ELECTION OF DIRECTORS

Submission of Stockholder Recommendations for Director Candidates

The Nominating and Governance Committee has established procedures for stockholders to recommend director candidates. All stockholder recommendations for director candidates must be submitted in writing to our Corporate Secretary at 100 Burtt Road, Suite 115, Andover, MA 01810, who will forward all recommendations to the Nominating and Governance Committee. All stockholder recommendations for director candidates must be submitted to the Company not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year’s annual meeting. All stockholder recommendations for director candidates must include:

●	the name and address of record of the stockholder;

●

a representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●

the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

●

a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for board membership approved by the Board of Directors and set forth in the Nominating and Governance Committee charter;

●	a description of all arrangements or understandings between the stockholder and the proposed director candidate;

●

the consent of the proposed director candidate to be named in the proxy statement, to have all required information regarding such director candidate included in the proxy statement, and to serve as a director if elected; and

●	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

The Nominating and Governance Committee will evaluate all such proposed director candidates, including those recommended by stockholders, in compliance with the procedures established by the Nominating and Governance Committee, in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. When considering a potential candidate for membership on the Board of Directors, the Nominating and Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Nominating and Governance Committee deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each candidate must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other directors and candidates, in collectively serving the long-term interests of the stockholders. In addition, the Nominating and Governance Committee will recommend that the Board select candidates for nomination to help ensure that a majority of the Board shall be “independent” in accordance with Nasdaq rules and that each of its Audit, Compensation, and Nominating and Governance Committees shall be comprised entirely of independent directors, subject to certain exceptions under the Nasdaq rules to such requirement. Although there is no specific policy regarding the consideration of diversity in identifying director candidates, the Nominating and Governance Committee may consider whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Nominating and Governance Committee also may consider whether the candidate has direct experience in the industries or in the markets in which the Company operates. The Company does not pay any fees to third parties to identify or evaluate potential nominees.

PROPOSAL 1: ELECTION OF DIRECTORS

Stockholder Communications

We welcome the opportunity to share the Company’s story and strategy with investors, and value their input on long-term goals and strategies and their feedback on our operations, management, and initiatives. Stockholders and other interested parties wishing to communicate with the Board of Directors may do so by sending a written communication to any director at the following address: Corporate Secretary, Byrna Technologies Inc., 100 Burtt Road, Suite 115, Andover, MA 01810. The mailing envelope should contain a notation indicating that the enclosed letter is a “Board Communication.” All such letters should clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. Our Corporate Secretary or her designee will make a copy of any such communication so received and promptly forward it to the director or directors to whom it is addressed.

Committee Charters

The Board has adopted, and may amend from time to time, a written charter for each of the Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Product Safety Committee. Byrna maintains a website at www.byrna.com. We make available on our website, free of charge, copies of each of these charters. The information on our website is not incorporated by reference into this proxy statement and should not be considered to be a part of this proxy statement.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our Corporate Citizenship

We are committed to exceeding the expectations of you, our stockholders, our employees, and the communities in which we live and work. Every day we strive as a team to develop and deliver innovative tools and educational and training programs to facilitate safer policing, safer schools, safer communities, and safer living. Our goal is simple: to reduce the lethal consequences that result from deployment of traditional firearms by developing and offering simple, effective, and affordable tools and training for personal safety, community safety, and criminal apprehension. We believe our message is one that people with differing political perspectives should be able to agree upon and are working to raise public awareness of the availability and value of non-lethal alternatives to firearms.

Our Team: Human Capital Management

Talent Acquisition, Engagement, and Retention

Our team is critical to the Company’s ability to meet its strategic goals including growing revenues, improving margins and simplifying day-to-day processes to maximize efficiency. Our Board and our Human Resources Department, led by our Chief People Officer, Sandra Driscoll, work to further our key human capital management priorities: talent acquisition and retention, engagement and collaboration, and development. We use a variety of recruiting and retention tools to engage and retain our human capital including recruiters, employee referrals, short and Long-Term incentive programs, a full suite of health benefits, employer 401(k) contributions, hybrid work environments where possible, and a comfortable workplace with various amenities and features to encourage collaboration and collegiality. In the U.S., in addition to initiatives related to compensation and the physical work environment, we seek to support our employees by providing benefits, services and, in some cases, flexible work arrangements to support our employees with personal or work-related issues. Our benefit programs include a range of support services related to mental and emotional well-being.

We are continuously engaged in efforts to provide opportunities and awards to improve the Company’s recruitment and retention of critical talent globally. Since 2022, our Compensation Committee has retained FW Cook, an independent compensation consultant, to make recommendations to support retention and recruitment. During fiscal year 2024, as a result of these recommendations, we utilized a New Hire Incentive Equity Program and a long-term incentive equity grant program for senior management and key employees. Each year, the Compensation Committee works with its advisors each year to review and develop its compensation incentive programs informed by peer data and industry developments, including recent changes and contemplated changes described in this proxy statement.

CORPORATE GOVERNANCE

We continue to invest in our human capital by offering an online learning platform, which currently offers self-guided courses of study designed to facilitate the personal and professional development of our employees and organizational compliance and security. These include programs on stress management, discrimination, workplace conflict management, intergenerational communication skills, collaboration and teambuilding, time management, planning and organizing, listening skills, negotiating skills, presentation skills and e-mail best practices, as well as modules specifically for managers and supervisors. We also have conducted safety training, including level 2 firearms training where appropriate, and implemented a firearms safety protocol in all our facilities to better secure the well-being of employees and visitors and provide a consistent and safe way to demonstrate and use our products, external training to support specific areas of growth, including technical, organizational, and personal growth initiatives, and organizational training such as cybersecurity and foreign corrupt best practices

Diversity and Inclusion

Byrna embraces diversity and equal opportunity. We view diversity in our team as an important contributor to innovation and seek to encourage all team members to offer bring their background, experience, diverse skills, and perspective to the workplace.

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or any future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of the Company submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended November 30, 2024 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended November 30, 2024.

2.

The Audit Committee has discussed with representatives of EisnerAmper LLP the matters required to be discussed with them by applicable requirements of Public Company Accounting Oversight Board Auditing Standard No. 16.

3.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

4.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2024 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Herbert Hughes, Chairman of the Audit Committee
Chris Lavern Reed
Leonard Elmore

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Our Executive Officers

In addition to Mr. Ganz, our current executive officers include Laurilee Kearnes, Luan Pham and John Brasseur. Information concerning our executive officers, other than Mr. Ganz, follows:

Laurilee Kearnes, age 54, has been Chief Financial Officer since July 2024. Ms. Kearnes brings over 20 years of experience in financial and operating leadership, most recently serving as CFO for Harte Hanks (Nasdaq: HHS), a Massachusetts-based global customer experience strategy company, from November 2019 to October 2023. At Harte Hanks, she oversaw all finance, accounting, and human resources for a business with over $200 million in annual revenues. Prior to her role as CFO at Harte Hanks, Ms. Kearnes held various key positions, including Corporate Controller from August 2018 to November 2019, Group VP of Finance from 2006 to 2018, and VP of Finance from 2003 to 2006. Her background also includes roles at Brooks Automation, where she managed financial operations in a high-tech manufacturing environment from 2000 to 2003, and at Nutraceutical Corporation, where she gained insights into market dynamics in consumer-focused industries from 1997 to 2000. Ms. Kearnes graduated from Utah State University, receiving both her undergraduate degree and master’s degree in accounting.

Luan Pham, age 54, has been Chief Marketing and Revenue Officer since April 2021, and joined the Company as Chief Marketing Officer in January 2021. He previously served as Chief Revenue and Marketing Officer, from June 2017 to December 2020, of Laird Superfood, Inc., a creator of plant-based food products. Immediately before joining Laird, and since January 2012, Mr. Pham was Head of Marketing for Condé Nast's Golf Digest. Previously, Mr. Pham was Senior Director of Marketing for Golf and Tennis at Ralph Lauren. Mr. Pham received a B.A. from California State University, Fullerton.

John Brasseur, age 44, has been Chief Operating Officer since April 2024, and joined the Company as Vice President of New Product Development in July 2023. Prior to joining the Company, Mr. Brasseur served as Chief Product Officer of Tactacam, a game camera manufacturer, from October 2022 until July 2023. Prior to Tactacam, he spent twelve years at SigSauer, a global leader in firearm manufacturing, in roles of increasing responsibility, most recently as Vice President of Product Management from June 2014 through October 2022. Mr. Brasseur holds a BS in Mechanical Engineering from the University of New Hampshire and an MBA from Plymouth State University.

Compensation Discussion and Analysis

The Company’s named executive officers in the fiscal year ended November 30, 2024 were:

Bryan Ganz, President and Chief Executive Officer;

Laurilee Kearnes, Chief Financial Officer (beginning July 16, 2024);

Luan Pham, Chief Marketing and Revenue Officer, and

David North, former Chief Financial Officer (through July 15, 2024).

This Compensation Discussion and Analysis is intended to provide material information related to our executive compensation program, including our compensation goals, the criteria used in making and the reasons underlying executive compensation decisions and to provide context for the information in the Summary Compensation and Compensation Actually Paid tables.

We believe a compensation program that promotes long-term growth is a cornerstone to delivering meaningful shareholder value. We have worked to engage actively with our stockholders in structuring and setting CEO compensation and in crafting its executive incentive compensation program.

EXECUTIVE COMPENSATION

Key elements of our executive compensation program since our 2024 annual meeting of stockholders include:

●

Restructuring of the long-term incentive program for our non-CEO executive officers beginning in fiscal year 2025, informed by stockholder feedback and the advice of our independent compensation consultant, to eliminate time-based options and increase use of performance-based equity awards;

●

Determined short term cash incentive awards for fiscal 2024 based on a preset, formulaic scorecard system to strengthen alignment between pay and performance and improve transparency to stockholders and management and adopted a preset formulaic scorecard for determination of fiscal year 2025 short-term incentive awards;

●

Expanded application of the Company’s Clawback Policy to include all recipients of long-term incentive awards under the long-term executive incentive program, including those that are not Section 16 officers and continued utilization of contractual mechanisms to strengthen the policy’s enforceability

●

Worked with an independent outside consultant to improve construction and usage of a representative peer group to assess compensation levels and structure, identify relevant indices to assess performance, and to monitor and evaluate the overall compensation structure on an ongoing basis, including the success of the new short-term and long-term incentive program in improving alignment of pay and performance; and

●

Maintained stockholder engagement, including regular outreach to institutional investors, to solicit feedback on compensation, governance and other topics of importance to stockholders and the success of our business.

●

Maintained exclusion of the CEO from eligibility for awards under the executive long term incentive program, limiting incentive equity awards to the CEO to the performance-based awards tied to our stock price that were granted under his current three-year employment agreement.

●

Maintained expanded proxy disclosures related to the determination of at-risk elements of executive compensation to add transparency to our compensation process including detailed disclosure of vesting terms, financial goals and objectives and the assessment of those goals following the end of the year.

Stockholder Engagement and Feedback

Accountability is critical to our success, and we actively seek our stockholders’ input and perspectives on our policies and practices. Our stockholder engagement program is led by our senior management and overseen by our Board, and since the beginning of fiscal 2024 it included meeting with over 220 investors at conferences and several hundred investor calls made or received with management and our investor relations representatives.

In making compensation decisions during fiscal year 2024, the Board and the Compensation Committee considered the say-on-pay vote from our 2024 annual meeting of stockholders, which reflected strong overall support with approximately 94% of shareholders voting in support of our compensation program as disclosed in the proxy statement for that meeting and relevant institutional voting policies and voting records. The Compensation Committee and the Board also considers stockholders’ long-term goals and interests in connection with strategic decisions generally including our executive compensation structure. In addition, members of the Board and the Compensation Committee engaged directly with shareholders during fiscal year 2024 on several specific topics, including:

●	Reached out to our largest institutional investors to seek feedback in advance of the 2024 Say on Pay vote.

●	Participated in multiple communications between large individual and institutional investors and members of management or members of the Board and numerous conversations between management and institutional investors discussing our growth strategies; and

●	Participated in several phone calls between our Chairman of the Board and several of our largest individual shareholders related to succession planning.

EXECUTIVE COMPENSATION

Executive Compensation Philosophy

Our executive compensation program is designed to align executive compensation with the interests of our shareholders by rewarding achievements that serve our financial and operational goals and build success. To build sustained long-term success, our executive compensation program is designed with the following goals:

●	Attracting and retaining highly qualified individuals capable of making significant contributions to our growth and long-term success;

●	Promoting a dynamic and collaborative environment that encourages team and individual achievement;

●	Relating pay to performance through an emphasis on at-risk, variable pay components;

●	Rewarding achievement of preselected key metrics and strategic milestones that will enhance long-term shareholder value;

●	Rewarding strategic management in furtherance of long-term sustained growth;

●	Aligning the interests of our executives with the interests of our shareholders in growing shareholder value over the long-term through equity ownership; and

●	Balancing short-term incentives that could encourage inappropriate risk taking with longer term compensation components that encourage consideration of long-term return.

Guided by these objectives, our executive compensation design reflects our vision and values, general economic and company-specific considerations, and is built on a framework of pay-for-performance, comprehensive position evaluations, and market competitiveness.

In structuring incentive compensation to advance our immediate and long-term financial and operational goals, identified priorities include:

●	Achieving financial metrics that build shareholder value over time;

●	Driving and growing traffic to our e-commerce and bricks and mortar stores;

●	Expanding and growing our premier dealer network;

●	Expanding our geographic footprint and sales channels;

●	Implementing innovative and strategic product line expansion and partnerships to develop our safety ecosystem;

●	Managing regulatory, business and product-related challenges;

●	Expanding demand for our products by raising public awareness of the availability of effective less-lethal alternatives to firearms;

●	Building brand recognition as a pioneer in the market for less-lethal self-defense tools specifically created for civilians; and

●	Establishing the Byrna® line of non-lethal products as the best-in-class solution for civilian personal safety.

EXECUTIVE COMPENSATION

To mitigate risk, our compensation program design includes a clawback policy, use of multi-year vesting periods of at least three years in most long-term incentive awards, use of key financial performance metrics in in long-term and short-term incentive determination, monitoring stockholdings of and stock sales by our executive officers, and the Compensation Committee’s ultimate discretion in awarding short-term incentives to ensure that they serve long-term shareholder interests.

Compensation Committee Role

The current members of our Compensation Committee are Chris Reed (Committee Chair) and Herbert Hughes. Each member of the Compensation Committee is an independent director under the applicable rules of Nasdaq. The Compensation Committee is primarily responsible for addressing the fair and competitive compensation of our executive officers along with matters related to our compensation plans, policies, and programs. In fulfilling its duties and responsibilities, the Compensation Committee may consult with management and investors, and hire independent consultants. The Compensation Committee uses professional compensation consultants to provide market and peer data related to compliance policies, structure and awards to inform its compensation design, as well as to assist in specific compensation-related decisions. Compensation related feedback from investors, including feedback transmitted by management and the investor relations team following earnings calls, at investor conferences, and in one-on-one meetings or calls, is considered by the Compensation Committee together with institutional investor guidelines, publications and analyses by proxy advisors.

Use of Independent Consultants and Peer Groups

In 2024, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant to provide peer data, information on compensation trends and institutional investor outlook, and alternative incentive designs that informed its adoption of preset metrics to be used in awarding short-term incentive awards for fiscal year 2024 and fiscal year 2025, the restructuring during 2025 of the Company’s reference peer group, the adoption during 2025 of a new long-term incentive plan increasing use of performance-based awards and eliminating use of time-based options, and the replacement of the new hire program with a limited pool of discretionary awards to be used for recruitment and retention of key employees who are not eligible for the executive long-term incentive award program. The Compensation Committee continues to work with its outside advisors to further develop our executive compensation program.

●	Negotiation of a new three-year contract with the CEO effective upon the August 31, 2023 expiration of his prior contract;

●	Modification of the long-term incentive program to exclude the CEO for 2024; and

●	Adoption of formulaic methodology, including implementation and communication of preset metrics, to be used in awarding annual short-term incentives beginning with the 2024 STI program.

The Compensation Committee has found peer group data provided by the independent compensation consultant to be helpful in developing the structure of our overall compensation program, including recent modifications made to develop formulaic mechanisms to more clearly tie short-term incentive awards to performance and to incorporate performance metrics into the long-term executive incentive program. Historically, peer data was of limited utility for benchmarking overall and long-term incentive compensation, due to our rapid growth rate, the unique historic role of the CEO, challenges in in constructing a relevant peer group from the Company’s legacy “Aerospace & Defense” classification, and limited use of performance related incentives by companies historically deemed to be peers. We believe meaningful peer data would be helpful to the Committee and investors in evaluating our executive compensation program and believe that the newly constituted peer group will help to facilitate these processes. The Compensation Committee is currently working with its outside consultants to improve the utility of peer groups for this type of market analysis and benchmarking.

EXECUTIVE COMPENSATION

Components of our Executive Compensation Structure

Base salary

We pay base salaries to attract and retain talented employees, including our named executive officers. We operate in a fast-paced and demanding environment and place great reliance on the skills of our small core team. Each of our executives is called on to lead “with their sleeves rolled up,” and has decades of experience in areas of critical importance to our long-term success. Our base salary levels are set based on market competitive considerations, including the unique skills and experience of each of our executive officers, the immediate and longer term demands of our business and organizational structure, and our long-term business and shareholder interests, with reference to peer data provided by our independent compensation consultants. In referencing peer data, we seek to draw from companies with similar business models, C-suite structures, and expectations of executives in assessing the overall reasonableness of our compensation packages although, as noted previously, that has been challenging.

Increases in base salary are driven primarily by demonstrated value to the Company, generally reviewed annually and adjusted from time to time based on market data and assessment of company, business unit and individual performance and experience. Merit increases are awarded based on the performance of the employee. For executives other than the CEO, increases in base salary may be initiated by the CEO’s recommendation in his annual report to the Compensation Committee.

During fiscal year 2023, the Compensation Committee negotiated a new contract with Mr. Ganz to commence upon the August 31, 2023 expiration of his previous employment agreement. The new contract contemplates an orderly transition of leadership over or upon the conclusion of its new three-year term. The Compensation Committee was advised by FW Cook in connection with assessing the reasonableness of the CEO’s overall compensation package relative to peers, its alignment to our business goals, and the alignment of the incentive structure with shareholder value. The Compensation Committee also considered feedback received from investors and the results of the 2023 say-on-pay vote as it negotiated the agreement based on its outreach to large stockholders. On September 12, 2023, informed by this feedback as well as published commentary in connection with the 2023 say-on-pay vote, the Company executed a new three-year employment agreement with Mr. Ganz, effective as of September 1, 2023 (the “2023 Ganz Agreement”). For a summary of the terms of 2023 Ganz Agreement, see “—Employment Agreements—Bryan Ganz” below.

Short-Term Incentive

We seek to balance the security provided by a base salary with the “at-risk” feature of an annual short-term incentive (“STI”) cash award. The annual bonus opportunity allows us to recognize and reinforce our executives’ performance over the prior year and their contributions, individually and as a member of a team, to building long-term shareholder value. Each executive officer has an STI target stated as a percentage of base salary. The STI targets for our named executive officers were initially set at hiring based on position and seniority. Although STI targets are relatively stable at the named executive level, they may be adjusted due to a change in position or increase in recognition of a named executive officer’s increasing value to the Company. Targets and respective payouts for the years reflected in the SCT are detailed under “Short-Term Incentive Detail” below.

The general process used to determine actual STI awards over the past five years has begun with the Compensation Committee’s selection, early in the year, of key financial metrics, operational goals and/or strategic milestones to be considered based on Company priorities. Final STI awards related to performance in a given fiscal year are made early in the following fiscal year.  As detailed above and in the notes to the Summary Compensation Table, beginning with short-term incentive awards for fiscal year 2024, the Compensation Committee now utilizes a preset formulaic scorecard for determination of short-term incentive awards.

EXECUTIVE COMPENSATION

Long-Term Incentive Equity

We grant equity-based awards to our executive officers under our Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”) in order to recruit, retain and motivate our executive team to pursue strategies directed at sustained long-term growth. We believe that executives’ interests and those of other stockholders are well-aligned when they are co-owners of the Company and through opportunities to increase their ownership and the value of that ownership, effectively reaping what they sow. Long-term incentives that we can grant under the 2020 Plan include restricted stock, restricted stock units, stock appreciation rights and stock options.

Key features of the 2020 Plan include:

●	Prohibition of repricing of options or SARs without explicit shareholder approval;

●	No evergreen features;

●	No liberal share recycling including of shares repurchased, withheld, or tendered for cashless exercise or withholding tax obligations;

●	One year minimum vesting, subject to limited exceptions;

●	No option reloading;

●	No dividend payouts on any unvested equity awards; and

●	No non-standard change in control definitions.

Awards granted under the long-term incentive program for our named executive officers have utilized multi-year vesting periods to encourage long-term strategic planning and sustained growth, performance-based vesting conditions to directly link a portion of “at risk” executive compensation to shareholder return, and front-loaded grants with back-weighted vesting provisions to discourage turnover, particularly as executives gain experience and become more valuable to the Company over time. To date, grants of performance-based restricted stock units have been structured to vest on preset end dates such that any shares that do not satisfy vesting conditions by the specified end date are forfeited. Vesting of all performance-based RSU awards has been conditioned upon achievement of preset stock prices for specified periods and no RSU awards have provided for vesting before the end of a multi-year service term, which generally has been three years from the effective grant date.

The named executive officers’ long-term equity incentive packages (including that of the CEO), as initially granted by the Board in 2020, consisted of restricted stock units that could not vest until the end of specified three-year service periods. All of the units granted to the CEO and two-thirds of those granted to the other named executive officers in the initial long-term incentive packages were performance-based.

These initial long-term incentive packages were modified in March 2022 due to the potential reduction of their motivational value following a decline in the Company’s stock price. With the advice of FW Cook, the Compensation Committee and the full Board approved the cancellation of 50% of the original grants to the CEO and the rest of the management team (including the other two named executive officers at the time) and the issuance of an equal number of time-based stock options, therefore avoiding any increased dilution. Additionally, each executive (including Messrs. Ganz, North and Pham) retained performance-based RSUs with vesting dependent on the Company’s stock trading at $30 per share before their respective performance end dates.  Details of these RSU grants, the modifications thereto, and the final vesting and forfeitures of these awards are set out in the Executive RSU Grant Details table below, and the details of the 2022 option grants are set forth in the notes to the Outstanding Equity Awards table. The Board believes that the 2022 restructuring of long-term incentive facilitated retention of key executives while maintaining stock price performance-based awards. Additionally, it brought the overall structure of the executive long-term incentive packages closer to that of peers.

At the beginning of fiscal year 2023, the Company made grants to the CEO and the named executive officers at the time pursuant to a new long-term incentive equity program utilizing annual grants of stock options to ensure continued motivation to drive performance and facilitate retention in variable markets, while aligning executives’ interests with those of stockholders generally because the options only yield value to the extent that our stock price appreciates following the grant date. Later in the year, the Company determined to exclude the CEO going forward, limiting his grants in fiscal year 2024 to performance-based RSUs granted in the 2023 Ganz Agreement. In response to shareholder feedback and recognition of improved market conditions, and as detailed below in 2024 Compensation Topics, the long-term incentive program has been restructured to eliminate the use of time-based options and utilize performance-based awards.

Fiscal Year 2024 Compensation Topics

New Methodology for Determination of STI Awards

For fiscal 2024, the Compensation Committee implemented an annual short term incentive program subject to pre-determined performance measures applied formulaically to determine STI payouts. The pre-determined measures for fiscal year 2024 were 60% financial and 40% strategic, with thresholds for each metric below which no payout would be made and a maximum performance that, if reached, will result in a maximum payout at 150% of target for that element. The financial metrics for fiscal 2024 were comprised of revenues (50%), EBITDA (25%) and gross margin (25%). The strategic goals selected were non-financial objectives and considerations, including management of certain risks and human capital, identified as central to the success of our business.

The Compensation Committee believes that its formal communication of the new scorecards to management early in the year will improve the effectiveness of the STI program in enhancing shareholder value by clearly communicating the Board’s priorities and how achievement of specific metrics selected to advance those priorities will impact their STI awards. The Compensation Committee expects the scorecard system to strengthen the connection between pay and performance, and facilitate alignment of compensation and TSR, particularly over multiple year periods.

EXECUTIVE COMPENSATION

Long-Term Incentive Design Review and Shareholder Engagement Plans

In December of 2023, which is during our fiscal year 2024, the Compensation Committee decided that continuing the long-term incentive option program for fiscal 2024 was the best way to provide consistency in the program and the best incentivizing and retention tool. The Compensation Committee decided to remove the CEO from eligibility for the option grant program because his contractual entitlement to performance-based RSU grants was intended to reflect comprehensive long-term incentive compensation for the full three-year period of his contract. The Compensation Committee continues to evaluate the program, including seeking shareholder input, refining our peer group, and has made changes for FY 2025, including the restructuring of our long-term incentive program to eliminate the use of time-based options and to increase reliance on performance-based awards. Performance-based RSU grants during 2025 have a performance threshold based on revenue for our fiscal year ending November 30, 2026 in addition to continued employment through the applicable end date.

Summary Compensation Table

The following table sets forth all compensation paid to our named executive officers at the end of the fiscal years ended November 30, 2024 and 2023. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our two other most highly compensated executive officers during the fiscal year ended November 30, 2023 whose salary and bonus for services rendered in all capacities exceeded $100,000, as well as David North, who retired as our Chief Financial Officer effective as of July 15, 2024.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option
		($)(1)	($)(2)(6)	($)(3)	Awards ($)(4)	Other ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)
Bryan Ganz	2024	495,000	742,500	1,357,560	0	0	2,595,060
Chief Executive Officer	2023	465,000	371,250	—	424,782	0	1,261,032
Laurilee Kearnes	2024	156,458	170,625	264,250	0	0	591,333
Chief Financial Officer (6)	2023	—	—	—	—	—	—
Luan Pham	2024	318,333	360,000	49,819	204,960	0	933,112
Chief Marketing and Revenue Officer	2023	300,000	225,000	—	212,388	0	737,388
David North	2024	165,561	0	0	204,960	134,061	504,582
Former Chief Financial Officer (7)	2023	250,000	150,000	—	212,388	0	612,388

EXECUTIVE COMPENSATION

Notes:

(1)

The base salary of our CEO during the first eight months of 2023 was set pursuant to his three-year contract approved by shareholders in 2020, and since September 1, 2023 has been set pursuant to his new three-year contract effective on September 1, 2023.

(2)

Amounts reflected in this column are cash awards under the Company’s short-term incentive plan paid shortly after the end of each fiscal year. Our short-term incentive awards reflect the Compensation Committee’s assessment of the named executive officers’ collective achievement of pre-selected objective and subjective financial metrics and strategic goals, adjusted to account for individual performance considerations and contributions and any other objective metric or subjective measure of performance that the Compensation Committee, in its discretion, deems appropriate and aligned with company goals. These amounts are calculated as a percentage of each named executive officer’s target short-term incentive provided in their respective employment contract or offer as subsequently set by the Compensation Committee for future fiscal years.

(3)

All stock-based awards reported for the years ended November 30, 2024 for Mr. Ganz were restricted stock units with vesting contingent upon continued employment, and subject to performance conditions, and subject to the terms of the governing plan and related grant agreements. The grant date fair value of these stock-based awards was determined using Monte-Carlo simulation model. Mr. Ganz was originally awarded 600,000 units. Mr. Ganz assigned 55,000 units to various members of the senior management including 20,000 units that were assigned to Mr. Pham. The stock-based awards granted to Ms. Kearnes were restricted stock units with vesting contingent upon continued employment and subject to the terms of the related grant agreement.

(4)

All option awards for the years ended November 30, 2023 and November 30, 2024 were stock options with vesting based on the grantee’s continuous service through specified vesting dates. The grant date fair value of each stock option is estimated on the date of grant by using the Black-Scholes model. Options granted to Mr. North in 2024 were forfeited upon his termination.

(5)	Compensation reported under this category includes severance and consulting payments made to Mr. North under the severance and consulting agreements that were executed in July 2024.

(6)	Ms. Kearnes’ employment began on June 7, 2024 and she was appointed as Chief Financial Officer effective July 15, 2024.

(7)	Mr. North retired as Chief Financial Officer effective July 15, 2024.

EXECUTIVE COMPENSATION

Short-Term Incentive Detail

The table below provides additional information regarding short-term incentive targets for our named executive officers, the metrics and strategic goals considered when determining bonus payments, and the amount of bonus payments for fiscal years 2023 and 2024 as a percentage of each named executive officer’s base salary.

Name and Principal Position	Year	Target STI (as a % of base)	% of Target Awarded (1)	Preselected Metric(s)	Preselected Strategic Goals
Bryan Ganz	2024	100%	150%	Revenue, Gross Margin & Adjusted EBITDA growth	Non-financial objectives and considerations, including management of certain risks and human capital identified as important to long term growth
President and Chief Executive Officer	2023	100%	75%	N/A; Financial target metrics were not set due to third party business disruption that began in late Q1 was deemed unresolveable in March	Q1 new product rollouts; developing a successful marketing strategy in the face of the third party advertising ban was prioritized in March
Laurilee Kearnes
	2024	60%	150%	Revenue, Gross Margin & Adjusted EBITDA growth (pro-rated for length of service during the year)	NA
Luan Pham	2024	75%	150%	Revenue, Gross Margin & Adjusted EBITDA growth	NA
Chief Marketing and Revenue Officer	2023	75%	100%	N/A; Financial target metrics were not set due to third party business disruption that began in late Q1 was deemed unresolveable in March	Q1 new product rollouts; developing a Successful marketing strategy in the face of the third party advertising ban was prioritized in March
David North	2024	60%	150%	Revenue, Gross Margin & Adjusted EBITDA growth	Amount represents one-half of Mr. North’s estimated bonus for fiscal year 2024.
Former Chief Financial Officer	2023	60%	100%	Revenue growth	Financial support of new product rollouts and of new marketing strategy development prioritized in March

(1)

Specific financial targets were not finalized for 2023 STI awards due to third party implementation of an advertising ban on all weapons advertising, and meeting that challenge took precedence over shorter-term goals. In March 2023, management was charged with the strategic priority of developing a new marketing strategy, which the Compensation Committee found, after the fiscal year ended, to have been successfully implemented in the fourth fiscal quarter. The Compensation Committee awarded full STI targets to the non-CEO executive officers for achieving this selected strategic goal and in recognition of the overriding importance of this new strategy to long-term shareholder value. The Compensation Committee recognized the importance of the CEO’s leadership and personal contributions to the development and implementation of the new strategy, but made an adjustment downwards of 25% from his target STI award to align this portion of his at-risk compensation to the continuing negative TSR (relative to other companies with a similar market capitalization) and because he was charged with ultimate responsibility for delays in new product related challenges in the first quarter of fiscal year 2023.

EXECUTIVE COMPENSATION

Employment Arrangements

Bryan Ganz

On November 19, 2020, 99% of shareholders voting at the Company’s Annual Meeting approved the terms of the employment agreement with Mr. Ganz effective August 31, 2020 (the “2020 Ganz Agreement”) and the issuance to him of 900,000 restricted stock units as provided therein. We also entered into a Non-competition and Non-solicitation Agreement with Mr. Ganz covering a period of 12 months from the date of termination of Mr. Ganz’ employment. The 2020 Ganz Agreement provided that Mr. Ganz would be paid an annual salary for $450,000, be eligible for a target annual short-term incentive award of 100%, of his base salary, subject to his achievement of criteria established by the Compensation Committee. In addition, in consideration of Mr. Ganz’ rendering of services thereunder, Mr. Ganz was granted 900,000 performance-based RSUs under the 2020 Plan, which RSUs would have been eligible to vest on August 31, 2023, subject to certain stock price-based performance metrics and a time-based vesting requirement of three years.

The term of the 2020 Ganz Agreement ended on August 31, 2023 and, on September 12, 2023, we entered into a new three-year employment agreement, effective September 1, 2023, with Mr. Ganz (the “2023 Ganz Agreement”). The 2023 Ganz Agreement provides for an annual base salary of $495,000 and a target bonus of 100%, with the actual bonus awarded based on criteria established the Compensation Committee, and ends on August 31, 2026 (the “End Date”) unless terminated earlier pursuant to its terms. See “—2023 and 2024 Short Term Incentive Detail” above for more information regarding targets, actual award amounts, and performance criteria relating to bonus awards during 2023 and 2024.

As discussed above, as inducement for Mr. Ganz committing to serve as CEO for up to three additional years, the Company agreed to grant Mr. Ganz 600,000 performance-based RSUs at the start of fiscal year 2024, which were granted on December 5, 2023. The RSUs are eligible to vest on the End Date, but only to the extent the Company’s stock satisfies the specified stock performance thresholds and provided that Mr. Ganz remains employed by the Company as its Chief Executive Officer through the End Date. The RSUs are divided into three equal tranches with successively higher performance thresholds. The contract includes provisions governing certain types of termination events during the vesting period summarized below. Under the terms of the 2023 Ganz Agreement, any performance-based RSUs that do not vest on the End Date will be forfeited on that date.

Laurilee Kearnes

Ms. Kearnes joined the company on June 7, 2024, as the Chief Financial Officer Designee. Effective July 15, 2024, and with the departure of Mr. North, Ms. Kearnes was appointed by the Board of Directors as the Chief Financial Officer.  In connection with this she accepted an offer letter (the “Offer Letter”).  The Offer Letter provides that Ms. Kearnes will be paid an annual base salary of $325,000 and is eligible to participate in the Company’s annual performance bonus program with a target bonus of 60% of annual earnings.  It further provides that Ms. Kearnes will receive 25,000 RSUs which would vest over a three year period.  The Offer Letter also provides that if Ms. Kearnes is terminated without cause during the first year of employment, she would receive severance in the amount equal to 3 months of original base salary.

David North

Effective August 31, 2020, Mr. North was appointed by the Board of Directors as Chief Financial Officer. In connection with Mr. North’s appointment, he accepted an offer letter (the “Offer Letter”). The Offer Letter provided that Mr. North would be paid an annual base salary of $250,000 and may be eligible for a discretionary bonus. It further provided that Mr. North would receive 60,000 restricted stock units to vest at the end of a three year period subject to time and performance conditions. At the beginning of fiscal 2022, Mr. North’s STI Target was set at 60% of his base salary and he was granted an additional 90,000 RSUs, effective on shareholder approval of plan expansion, subject to the same time and performance conditions as his earlier grant to bring his total LTI package in line with those of the other senior executives.

EXECUTIVE COMPENSATION

On June 19, 2024, we entered into a Separation Agreement and General Release with Mr. North (the “Separation Agreement”), effective as of July 15, 2024, in connection with Mr. North’s retirement. Pursuant to the Separation Agreement, (i) Mr. North received a payment of $82,500, less applicable deductions and other withholdings, which represents one-half of his estimated bonus amount for fiscal year 2024, (ii) we extended Mr. North’s exercise rights on all of his outstanding vested options under the Plan with grant dates of March 23, 2022 (the “March 2022 Options”) and December 8, 2022 (the “December 2022 Options”), for a period of twelve months following the date when Mr. North ceases to serve as either our employee or consultant, and (iii) we amended the terms of each of the March 2022 Options and the December 2022 Options, such that they shall continue to vest per each of their terms subject to Mr. North’s continuous service as either an employee or consultant. On the date that the Separation Agreement became effective, however, Mr. North forfeited his rights to options that he was granted on January 28, 2024.

On June 19, 2024, we also entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. North, effective as of July 16, 2024 (the “Start Date”), pursuant to which Mr. North provides certain consulting services to us following his retirement as CFO. The Consulting Agreement had an initial term of nine months from the Start Date and was not extended. Mr. North received compensation at a rate of $11,458 per month for services provided under the Consulting Agreement.

Luan Pham

Mr. Pham joined Byrna on January 18, 2021, as the Chief Marketing Officer. In connection with Mr. Pham’s appointment as our Chief Marketing Officer, he accepted an offer letter (the “Offer Letter”). The Offer Letter provided that Mr. Pham would be paid an annual base salary of $225,000 and may be eligible for a discretionary bonus. It further provided that Mr. Pham would receive 150,000 restricted stock units (on a post reverse split basis) with cliff-besting terms based upon his time at Byrna and our stock price appreciation. Mr. Pham’s grant was made effective on April 18, 2021 and partially vested on April 18, 2024, with the remaining performance-based RSUs that were subject to performance conditions that were not met being forfeited on that date. Fifty thousand of the units granted to Mr. Pham’s grant were time-vesting RSUs. Fifty thousand of the units were performance-based RSUs subject to satisfaction of 20-day VWAP trigger of $30, and 50,000 of the units were performance-based RSUs subject to satisfaction of a $40 20-day VWAP price trigger. All triggers must have been satisfied by the April 18, 2024 vesting date and vesting of all the RSUs was conditional upon his continued employment on that date, such that any units that did not vest by that date were forfeited on that date. The offer letter also included an offer of employee benefits, including health insurance. In April 2021, in recognition of Mr. Pham’s performance his oversight responsibilities began to expand, he received a raise to $275,000, and began to earn commissions based on targets for different sales channels in place of his discretionary target bonus. In January 2022, Mr. Pham’s duties expanded to include the Chief Revenue Officer duties in addition to his marketing responsibilities. His title changed to Chief Marketing and Revenue Officer, his salary increased to $300,000 annually, and he was given an STI target of 75% in place of his commissions, which roughly equated to his commission earnings the prior year.

Termination and Severance Provisions

The 2023 Ganz Agreement provides for termination prior to the End Date by us or by Mr. Ganz with or without cause, following the selection and approval by the Board of a successor in connection with a Qualified Retirement (as such term is defined in the Employment Agreement), or by reason of death or disability. If we terminate Mr. Ganz’s employment without Cause or he resigns for Good Reason (as such terms are defined in the Employment Agreement), then Mr. Ganz will be eligible to receive continued payment of his base salary for 12 months, plus fifty percent (50%) of his target bonus amount for the applicable year, subject to the execution of a customary release in favor of us. Additionally, if we terminate Mr. Ganz’s employment without Cause or he resigns for any reason other than a Qualified Retirement, the performance period for the performance-based RSUs will end on the earlier of six months following termination or the End Date, and to the extent that any stock price triggers are met during that period, the performance-based RSUs will vest on a prorated basis based on the duration of Mr. Ganz’s service during the term of the 2023 Ganz Agreement.

If Mr. Ganz’s employment is terminated due to a Qualified Retirement, the performance period for the RSUs will extend until the End Date and, to the extent stock price triggers are met, the RSUs will fully vest notwithstanding Mr. Ganz’s retirement prior to the End Date. If Mr. Ganz’s employment is terminated due to death or disability, the performance period for the RSUs will end on the earlier of six months following termination or the End Date, and to the extent that any stock price triggers are met during that period, the RSUs will vest on a prorated basis based on the duration of Mr. Ganz’s service during the term of the 2023 Ganz Agreement, provided that if such termination occurs after the one-year anniversary of the Effective Date then the RSUs with the threshold price trigger will not be prorated, and if such termination occurs after the two-year anniversary of the Effective Date then the RSUs with the target price trigger will not be prorated. If, due to a Change of Control (as defined in the agreement), we cease to exist as a publicly traded entity, each price trigger will be deemed satisfied to the extent that the value per share in the transaction, whether in cash, securities and/or other property, equals or exceeds the applicable price trigger, the RSUs would be converted to time-based vesting, and the RSUs would fully accelerate upon any termination of Mr. Ganz by us without Cause or if Mr. Ganz resigns for Good Reason within one year of the Change of Control.

The Offer Letter for Ms. Kearnes provides that if Ms. Kearnes is terminated without cause during the first year of employment, she would receive severance in the amount equal to three months of her original base salary.

EXECUTIVE COMPENSATION

Executive RSU Grant Details

The table below provides all grant, modification, vesting and forfeiture details of the restricted stock units granted to the CEO and our named executive officers during fiscal years 2023 and 2024.

Executive	Effective Grant Date (1)	# Units (2)	Vesting Type	End Date	Performance Vesting Conditions	Time Vesting Conditions	Notes
Bryan Ganz	9/2/20	300,000	Time and performance	8/31/23	20-day volume weighted average price (“VWAP”) of $20 and continued employment at end date	Unvested units are forfeited if performance condition not met by end date	All units vested on 8/31/23
		300,000	Time and performance	8/31/23	20-day volume weighted average price (“VWAP”) of $30 and continued employment at end date	Unvested units are forfeited if performance condition not met by end date	Half of the units (150,000) forfeited in conjunction with 2022 option grant; balance forfeited upon end date of 8/31/23 for non-satisfaction of performance conditions
		300,000	Time and performance	8/31/23	20-day volume weighted average price (“VWAP”) of $40 and continued employment at end date	Unvested units are forfeited if performance condition not met by end date	All units (300,000) forfeited in conjunction with 2022 option grant
	12/5/23	200,000	Time and performance	8/31/26	20-day VWAP of $6.00 and continued employment through end date	Unvested units are forfeited if performance condition not met by end date
		200,000	Time and performance		20-day volume weighted average price (“VWAP”) of $9.00 and continued employment through end date	Unvested units are forfeited if performance condition not met by end date
		200,000	Time and performance		20-day volume weighted average price (“VWAP”) of $12.00 and continued employment through end date	Unvested units are forfeited if performance condition not met by end date
Luan Pham	4/18/21	50,000	Time	4/18/24	Continued employment at end date	—	All units vested on 4/18/24
		50,000	Time and performance		20-day VWAP of $30 and continued employment at end date	Unvested units are forfeited if performance condition not met by end date	Half of the units (25,000) forfeited in conjunction with 2022 option grant; balance forfeited upon end date of 4/18/24 for non-satisfaction of performance conditions
		50,000	Time and performance		20-day VWAP of $40 and continued employment at end date	Unvested units are forfeited if performance condition not met by end date	All (50,000) units forfeited in conjunction with 2022 option grants
	3/23/22	5,000	Time		Continued employment at end date	—	All units vested on 4/18/24
		2,500	Time and performance		20-day VWAP of $30 and continued employment at end date	Unvested units are forfeited if performance condition not met by end date	Forfeited at end date of 4/18/24 for non-satisfaction of performance conditions

David North	11/30/20	20,000	Time	12/1/23	Continued employment at end date	—	All units vested on 12/1/23
		20,000	Time and performance		20-day VWAP of $30 and continued employment at end date	Unvested units are forfeited if performance condition not met by end date	Half of the units (10,000) forfeited in conjunction with 2022 Option Grant; balance forfeited upon end date of 12/1/23 for non-satisfaction of performance conditions
		20,000	Time and performance		20-day VWAP of $40 and continued employment at end date	Unvested units are forfeited if performance condition not met by end date	All (20,000) units forfeited in conjunction with 2022 option grants
	6/17/22	30,000	Time	11/30/23	Continued employment at end date	—	All units vested on 11/30/23
		15,000	Time and performance		20-day VWAP of $30 + continued employment at end date	Unvested units are forfeited if performance condition not met by end date.	Forfeited at end date of 11/30/23 for non-satisfaction of performance conditions
Laurilee Kearnes	7/15/24	25,000	Time	6/19/2027	Continued employment through each vesting date	—	20%, 30% and 50% of the units will vest on the 1-year, 2-year and 3-year anniversary of grant, respectively

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of our Named Executive Officers as of November 30, 2024:

Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of unvested earned stock units ($)(3)	Number unearned units of stock that have not vested	Market value of unearned unvested stock units ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Bryan Ganz	375,000	75,000	—	9.23	3/23/32	—	—	—	—
	13,333	53,334	—	8.96	12/8/32	—	—	—	—
	—	—	—	—	—	545,000	10,534,850	—	—
Laurilee Kearnes	—	—	—	—	—	25,000	483,250	—	—
Luan Pham	68,750	13,750	—	9.23	3/23/32	—	—	—	—
	6,666	26,667	—	8.96	12/8/32	—	—	—	—
		42,000		6.89	01/28/34
						20,000	386,600

Notes

(1)

All unexercisable option awards expiring 3/23/32 were granted on March 23, 2022 and vest in equal increments on the first day of each quarter ending on March 1, 2025. Unexercisable option awards expiring 12/8/32 were granted on December 8, 2022 and are back-weighted LTI options that provided for vesting as follows: 20% vested on the first anniversary of the grant (reflected in column b), 30% of the original grant will vest on the second grant anniversary, and the remaining 50% of the original grant will vest on the third anniversary of the grant date.

EXECUTIVE COMPENSATION

(2)

The unvested stock-based awards listed for Mr. Ganz are RSUs that were granted on December 5, 2023 pursuant to the 2023 Ganz Agreement.  They are subject to a double trigger of performance and time providing that (i) performance hurdles for three equal tranches, each consisting 200,000 units, will be met when our common stock trades above successively higher stock performance thresholds, and (ii) subject to certain conditions in connection with a termination through a "Qualified Retirement" without cause, by resignation, by virtue of death or disability, or through a "Change in Control", Mr. Ganz must remain employed by us until August 31, 2026 for the restricted stock units to vest.  Each of the performance hurdles was met prior to November 30, 2024.  Mr. Ganz assigned 55,000 units to three members of the senior team, 20,000 of which were assigned to Mr. Pham. The unvested stock-based awards listed for Ms. Kearnes are RSUs that are subject only to time-based vesting and will vest with respect to 20% of the RSUs on June 19, 2025, with respect to 30% of the RSUs on June 19, 2026, and with respect to 50% of the RSUs on June 19, 2027, subject to her continued service through such dat.

(3)	Market value calculations are based on the $19.33 closing price on the last day of the Company’s fiscal year.

Potential Payments upon Termination or Change of Control

In the event of termination of the Employment Agreement by Mr. Ganz for Good Reason or by Byrna without Cause, or if Mr. Ganz retires pursuant to a Qualified Retirement, Mr. Ganz will be entitled to receive the compensation described above under “Employment Agreements—Bryan Ganz—Termination and Severance Provisions” subject to his execution of a release. Additionally, the options granted to our named executive officers during the fiscal year ended November 30, 2022 provide that, in the event the grantee is terminated without cause or resigns for good reason (as those terms are defined in the applicable award agreements) within twelve months following a change of control, then the vesting of those options will be fully accelerated.

Clawback Policy and Binding Agreements to Comply

We have adopted a broad compensation recovery policy that complies with compensation “clawback” requirements under Nasdaq rules. Under the policy, in the event of certain accounting restatements, we will be required to recover incentive-based compensation from our executive officers representing the excess of the amount received over the amount that would have been received had it not been based on the restated results.

Under our Clawback Policy, compensation that is subject to recoupment includes any form of compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure, subject to limited exceptions.

Each of our executive officers has signed an agreement to comply with the compensation recovery policy.

Pension Plan Benefits and Defined Contribution Plans

We do not have a pension plan or defined benefit plan that provides for payments or benefits to the named executive officers at, following, or in connection with retirement.

EXECUTIVE COMPENSATION

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following disclosure regarding compensation actually paid (“CAP”) as defined by the Securities Exchange Commission to our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) and certain financial performance measures for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below as a basis for making its pay decisions, and the CAP calculations continue to be estimates at best of future value that may not be realized, but we do think that it is a more meaningful measure of pay and performance alliance than an unadjusted comparison of TSR to an estimate of compensation at a different, earlier point in time without accounting for subsequent events during the period. For further information regarding the Company’s pay for performance philosophy and how we seek to align executive compensation with the Company’s performance, please see “ Compensation Discussion and Analysis” above.

The amounts set forth below under the headings “Compensation Actually Paid to PEO” for our PEO and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K.

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)(7)	Average Summary Compensation Table Total for Non-PEO NEOs (4)	Average Compensation Actually Paid to Non- PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Income (Loss) (in millions) (6)
2024	$2,595,060	$13,021,203	$676,342	$1,396,898	$131.32	$12.792
2023	$1,261,032	$(1,486,908)	$674,888	$259,610	$39.74	$(8.192)
2022	$3,154,500	$1,1428,780	$962,911	$728,639	$58.83	$(7.885)

(1)	We are a smaller reporting company pursuant to Rule 405 of the Securities Act of 1933, and as such, we are only required to include information for the past three fiscal years in this table.
(2)	Our PEO for each of the applicable fiscal years 2024, 2023 and 2022 is Mr. Ganz.
(3)

In calculating the CAP, the fair value or change in fair value, as applicable, of the equity awards included in such calculations was computed in accordance with FASB ASC Topic 718 and the valuation assumptions used to calculate fair values were determined in a consistent manner and did not materially differ from those disclosed at the time of grant.

(4)

Our Non-PEO NEOs for fiscal year 2024, are Ms. Kearnes, Mr. North and Mr. Pham; for fiscal years 2023, and 2022 it is Mr. North and Mr. Pham. For the fiscal year 2024 the average is based on three individuals. However, Ms. Kearnes and Mr. North each held the position of Chief Financial Officer for a portion of the year.

(5)

Pursuant to the SEC rules, the Total Shareholder Return (“TSR”) reflected in this column assumes $100 was invested on November 30, 2021 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)	The amounts reflected in this column represent the net income (loss) reflected in our audited financial statements for each applicable fiscal year.
(7)

For fiscal years 2024, 2023 and 2022, calculation of our PEO’s CAP reflects the adjustments made to the total compensation amounts reported in the Summary Compensation Table (“SCT”) for fiscal years 2023 and 2022, in each case, computed in accordance with Item 402(v) of Regulation S-K. The CAP dollar amounts included in the table do not reflect the actual amount of compensation earned by the executive or paid by us during the applicable year. The adjustments made to the SCT total for purposes of calculating CAP, in accordance with the relevant rules, are reflected below:

EXECUTIVE COMPENSATION

Fiscal Year	2024	2023	2022
PEO SCT Total	$2,595,060	$1,261,032	$3,154,500
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(A)	$(2,479,500)	$(424,782)	$(2,479,500)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$10,534,850	$239,998	$2,700,000
+ Year-Over-Year Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,764,319	$(571,500)	$(1,992,435)
+ Fair Value at Vesting Date of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	$606,474	$(1,990,875)	$0
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$(780)	$(253,785)
Compensation Actually Paid to PEO	$13,021,203	$(1,486,908)	$1,128,780

(A) For 2023, this amount represents the grant date fair value of 66,666 options. For 2022, this amount reflects the grant date fair value of 450,000 options. For additional information, see see Note 4 to the Summary Compensation Table

(8)

For fiscal years 2023 and 2022, calculation of the average CAP for Non-PEO NEOs reflects the following adjustments made to the total compensation amounts reported for the applicable Non-PEO NEOs in the SCT for fiscal years 2023 and 2022, computed in accordance with Item 402(v) of Regulation S-K. The CAP dollar amounts included in the table do not reflect the actual amount of compensation earned by the executives or paid by us during the applicable year. The adjustments made to the SCT total for purposes of calculating CAP, in accordance with the relevant rules, are:

Fiscal Year	2024	2023	2022
Non-PEO NEO Average SCT Total	$676,342	$674,888	$962,911
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(240,996)	$(212,388)	$(571,661)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$519,070	$119,999	$624,187
+ Year over Year Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$215,995	$(217,824)	$(240,516)
+ Fair Value at Vesting Date of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal that Vested During Fiscal Year	$226,487	$(103,962)	$0
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$(53)	$(46,282)
Average Compensation Actually Paid	$1,396,898	$259,610	$728,639

EXECUTIVE COMPENSATION

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the table above.

Relationship between Compensation Actually Paid and Company TSR

The following graph sets forth the relationship between the CAP for our PEO, the average of CAP for our Non-PEO NEOs, and the Company’s cumulative Total Shareholder Return (“TSR”) over the two most recently completed fiscal years.

Compensation Actually Paid and Net Income (Loss)

The following graph sets forth the relationship between CAP for our PEO, the average of CAP for our Non-PEO NEOs, and the Company’s net income (loss) over the two most recently completed fiscal years.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of November 30, 2024 concerning the number of shares of Common Stock issuable under our existing equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, And Rights	Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,157,069	$9.11	2,386,730
Equity compensation plans not approved by security holders	—	—	—
Total	2,157,069		2,386,730

(1)

The number of securities in column (a) for plans approved by security holders consists of 1,241,839 outstanding stock options (includes vested and unvested) and 915,230 unvested RSUs, all governed by the Amended and Restated 2020 Equity Incentive Plan.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The following table summarizes the director compensation of our non-employee directors for fiscal year 2024:

Name(1)	Fees earned or paid in cash ($)	Stock- based Awards ($)(2)(3)	Total ($)
Herbert Hughes	100,762	154,666	255,428
Chris Lavern Reed	66,552	110,669	177,221
Emily Rooney	63,958	110,669	174,627
Leonard Elmore	63,958	110,669	174,627

(1)

Bryan Ganz, our Chief Executive Officer, is not included in this table because Mr. Ganz is our employee, and thus received no compensation for his service as a director. The compensation received by Mr. Ganz as an employee of the Company is shown in the Summary Compensation Table on page 10.

(2)

All stock-based awards were restricted stock units valued for purposes of this table as of the grant date. The stock based awards listed here for each director reflect awards to each independent director of 11,528 units as partial compensation for services to be rendered for the 2024 to 2025 annual meeting cycle, vesting of which is conditional upon full performance of such services. The award for Mr. Hughes includes a stipend of 4,583 units as partial compensation for his service as the Chair of the Board for the 2024 to 2025 annual meeting cycle, vesting of which is conditional upon completion of those services.

(3)

At our 2024 fiscal year end Mr. Hughes had 17,500 outstanding options exercisable at $1.90, and the non-employee directors held the following unvested restricted stock units: 16,111 for Herbert Hughes; 11,528 for Chris Lavern Reed; 11,528 for Emily Rooney; and 11,528 for Leonard Elmore. In addition, they held the following restricted stock units had vested but were subsequently settled: 30,137 units for Herbert Hughes and 21,918 units each for Emily Rooney, Chris Lavern Reed and Leonard Elmore.

During the year ended November 30, 2021, base board compensation was set at $110,000, half of which was to be paid in a combination of cash and restricted equity. In addition, the following stipends were to be paid:

Audit Committee Chair: $10,000

Compensation Committee Chair: $7,500

Nominating & Governance Committee Chair: $5,000

Lead Independent Director: $25,000

During the year ended November 30, 2022, the board compensation cycle was changed from a fiscal year basis to an annual meeting cycle basis. Additionally, based on certain criteria set following consultation with FW Cook, including peer data and incentive and retention goals, the base board compensation was increased to $135,000 per annum, of which the equity portion was $80,000 of RSUs. Committee Chair stipends were held at the rates set in 2021 with the addition of the following stipends, on a per annum basis, for new positions:

Product Safety Committee Chair: $5,000

Independent Chairman of the Board: $30,000 cash, together with RSU award of $30,000.

In July 2024, the base salary for all directors was raised from was raised from $135,000 to $145,000, consisting of $62,000 cash and $83,000 in RSUs. committee chair cash stipends and the Chairman’s stipends were raised by 7%. The increases were made retroactive from the one-year anniversary of the Company’s 2023 annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 9, 2025, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
●	each of our executive officers;
●	each of our directors; and
●	all our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of the applicable security, including options that are currently exercisable or exercisable within 60 days of June 9, 2025. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Our calculation of the percentage of beneficial ownership is based on 22,678,469 shares of our common stock issued and outstanding as of June 9, 2025. Common stock subject to stock options currently exercisable or exercisable within 60 days of June 9, 2025 are deemed to be outstanding for computing the percentage ownership of the person holding these securities and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Names and Address (1)	Common Stock	Percent of Class
Greater Than 5% Stockholders
Pierre Lapeyre Jr. (2)	2,891,943	12.75%
FMR LLC (3)	2,327,936	10.26%
Capital Research Global Investors (4)	1,884,155	8.31%
BlackRock, Inc. (5)	1,223,402	5.39%
Executive Officers
Bryan Scott Ganz(6)	1,766,352	7.79%
Luan Pham(7)	126,715	*
Laurilee Kearnes(8)	8,500	*
John Brasseur (9)	9,068	*
Non-employee Directors
Chris Lavern Reed (10)	53,570	*
Herbert Hughes (11)	151,337	*
Leonard Elmore (12)	45,946	*
Emily Rooney (13)	49,092	*
All Executive Officers and Directors as a group	2,210,580	9.75%

* Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Byrna Technologies Inc., 100 Burtt Road, Suite 115, Andover, Massachusetts 01810.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)

This information is based in part upon a Schedule 13G filed by Mr. Lapeyre on January 31, 2022. Mr. Lapeyre’s principal business address is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(3)

This information is based upon an amended Schedule 13G filed by FMR LLC (“FMR”) and Abigail P. Johnson on April 4, 2025. The principal business address of FMR is 245 Boylston Street, Boston, Massachusetts 02110. Ms. Johnson is a director, the Chairman and Chief Executive Officer of FMR.

(4)

This information is based upon a Schedule 13G filed by Capital Research Global Investors (“CRGI”) on May 7, 2025. The principal business address of CRGI is 333 South Hope Street, 55th Floor, Los Angeles, California 90071. CRGI is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CRGI's divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.”

(5)	This information is based upon a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on November 8, 2024. The principal business address of BlackRock is 50 Hudson Yards, New York, New York 10001.

(6)

Consists of (i) 880,406 shares of common stock owned by Mr. Ganz in his individual capacity, (ii) options exercisable into 483,334 shares of our common stock within 60 days of June 9, 2025, (iii) 328,059 shares of common stock owned by Northeast Industrial Partners LLC, of which Mr. Ganz is the majority holder, (iv) 70,753 shares of common stock owned by the Judith Ganz Trust, of which Mr. Ganz is the trustee, and (v) 3,800 shares of common stock owned by Li Zhang, who married Mr. Ganz in January 2023.

(7)	Consists of (i) 19,148 shares of our common stock owned by Mr. Pham, and (ii) options exercisable into 107,567 shares of our common stock within 60 days of June 9, 2025.

(8)	Consists of (i) 3,500 shares of our common stock owned by Ms. Kearnes and (ii) 5,000 shares of common stock underlying restricted stock units vesting within 60 days of June 9, 2025.

(9)	Consists of 9,068 shares of our common stock owned by Mr. Brasseur.

(10)	Consists of (i) 42,042 shares of our common stock owned by Mr. Reed and (ii) 11,528 shares of common stock underlying restricted stock units vesting within 60 days of June 9, 2025.

(11)	Consists of (i) 135,226 shares of our common stock owned by Mr. Hughes and (ii) 16,111 shares of common stock underlying restricted stock units vesting within 60 days of June 9, 2025.

(12)	Consists of (i) 34,418 shares of our common stock owned by Mr. Elmore and (ii) 11,528 shares of common stock underlying restricted stock units vesting within 60 days of June 9, 2025.

(13)	Consists of (i0 37,564 shares of our common stock owned by Ms. Rooney and (ii) 11,528 shares of common stock underlying restricted stock units vesting within 60 days of June 9, 2025.

Changes in Control

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

We have subleased office premises at our Massachusetts headquarters to a corporation owned and controlled by Mr. Ganz, our President and Chief Executive Officer, since July 1, 2020. Sublease payments received were $14,449 for the fiscal year ended November 30, 2024.

Related Person Transactions Policy and Procedure

The Audit Committee must review and approve any related person transaction we propose to enter into. The Audit Committee is responsible for overseeing the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders. In addition, the Audit Committee will keep the Company’s independent auditors informed of the Committee’s understanding of the Company’s relationships and transactions with related parties that are significant to the company.

Any potential related party transaction that is brought to the audit committee's attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Limitation of Liability and Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. To the extent that a present or former officer or director is successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to above, or in the defense of any claim, issue, or matter therein, the corporation must indemnify him or her against the expenses (including attorneys’ fees) that such officer or director has actually and reasonably incurred. Our Certificate of Incorporation, as amended, provides that our directors will not be personally liable to the company or our stockholders except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived improper personal benefit. In addition, our Bylaws, as amended, provides for the indemnification of our directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation, as amended, that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our Bylaws, as amended, provide that expenses incurred by any director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us, provided such director must repay amounts in excess of the indemnification such director is ultimately entitled to.

We have entered into indemnification agreements with our directors, executive officers and certain other officers and agents pursuant to which they are provided indemnification rights that are broader than the specific indemnification provisions contained in the DGCL.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such director receives notice of the unlawful actions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements between Directors and Officers

To our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or Director was selected to serve or was elected, respectively.

Family Relationships

There are no family relationships between any of our officers or directors.

Delinquent Section 16 Reports

Our executive officers, directors and beneficial owners of more than 10% of our Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of the reports furnished to us and written representations from certain reporting persons that no other reports were required, we believe that during the year ended November 30, 2023, the reporting persons complied on a timely basis with all Section 16(a) filing requirements applicable to them, other than: (i) Form 4s filed on behalf of David North and Bryan Ganz on December 15, 2023 reporting the forfeiture of RSUs on December 1, 2023, (ii) a Form 4 filed on behalf of Luan Pham on April 29, 2024 reporting the partial vesting and partial forfeiture of RSUs on April 18, 2024, (iii) Form 4s filed on behalf of Mr. Hughes, Mr. Reed, Mr. Elmore and Ms. Rooney on July 24, 2024 reporting the award of RSUs on July 19, 2024, and (iv) a Form 4 filed on behalf of Mr. Ganz on November 19, 2024 reporting the sale of common stock on November 14, 2024.

PRINCIPAL ACCOUNTING FEES AND SERVICES

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed for each of the last two fiscal years for professional services rendered by EisnerAmper LLP, the principal accountant for the audit of our financial statements and review of financial statements included in the Company's reports for the fiscal years ended November 30, 2024 and November 30, 2023.

	2024	2023
Audit Fees	$374,288	$299,250
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$374,288	$299,250

Notes

(1)

Audit Fees include fees for services rendered for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and assistance with and review of documents filed with the SEC and consents and other services normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees would principally include fees incurred for due diligence in connection with potential transactions and accounting consultations. There were no audited-related fees incurred with EisnerAmper LLP in the fiscal years ended November 30, 2024 and 2023.

(3)

Tax Fees would include fees for services rendered for tax compliance, tax advice, and tax planning. There were no tax fees incurred with EisnerAmper LLP in the fiscal years ended November 30, 2024 and 2023.

(4)

All Other Fees include professional services rendered by EisnerAmper LLP, for any additional services. There were no other fees incurred with EisnerAmper LLP in the fiscal years ended November 30, 2024 and 2023.

All of the services performed in the fiscal years ended November 30, 2024 and 2023 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services to be provided to us by the independent registered public accounting firm. The Audit Committee’s authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full audit committee at its first meeting following such decision. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

PROPOSAL 2: RATIFICATION OF ACCOUNTING FIRM

PROPOSAL 2: RATIFICATION OF ENGAGEMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2025. EisnerAmper LLP has served as our independent registered public accounting firm since June 15, 2020. The Audit Committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Although ratification of the appointment of our independent registered public accounting firm is not required by our By-laws or otherwise, the Board is submitting the appointment of EisnerAmper LLP to our stockholders for ratification because we value the views of our stockholders. In the event that our stockholders fail to ratify the appointment of EisnerAmper LLP, the Audit Committee will reconsider the appointment of EisnerAmper LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2025.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2025.

PROPOSAL 3: RATIFICATION OF EXECUTIVE COMPENSATION

PROPOSAL 3: NON-BINDING RATIFICATION OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board of Directors is asking stockholders to approve an advisory (non-binding) resolution on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED, that the stockholders of Byrna Technologies Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2025 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and related compensation tables and narrative discussion within the “Executive Compensation” section of the Company’s proxy statement.

We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers that share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the Short-Term and Long-Term performance of the Company.

The vote regarding the compensation of our named executive officers described in this Proposal 3, referred to as a “say-on-pay vote,” is advisory, and is, therefore, not binding on the Company or the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of common stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

HOUSEHOLDING; STOCKHOLDER PROPOSALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders, unless the affected stockholder has provided contrary instructions. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Byrna stockholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Written requests should be directed to Corporate Secretary, Byrna Technologies Inc., 100 Burtt Road, Suite 115, Andover, MA 01810. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Any stockholder who desires to submit a proposal for inclusion in our proxy statement (our “2025 Proxy Statement”) for our 2026 annual meeting (the “2026 Annual Meeting”) in accordance with Rule 14a-8 must submit the proposal in writing to Corporate Secretary, Byrna Technologies Inc., 100 Burtt Road, Suite 115, Andover, MA 01810. We must receive a proposal by February 18, 2026 (120 days prior to the anniversary of the mailing date of this proxy statement, which is approximately June 18, 2025) in order to consider it for inclusion in our 2025 Proxy Statement. If the date of next year’s annual meeting is moved more than 30 days before or after July 29, 2026, the first anniversary of this year’s Annual Meeting, the deadline for inclusion of proposals in our Proxy Statement is instead a reasonable time before we begin to print and mail our proxy materials for next year’s meeting.

Stockholder proposals that are not intended to be included in the proxy materials for our 2026 Annual Meeting, but that are to be presented by the stockholder are subject to the advance notice provisions in our Bylaws. According to our Bylaws, in order to be properly brought before the meeting, such a proposal must include the information set forth in our Bylaws. To be timely, a proposing stockholder’s notice for an annual meeting must be delivered to or mailed and received at our principal executive offices: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). “Public Disclosure” means a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Company with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act.

If the notice does not comply with the requirements set forth in our Bylaws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2026 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

Our Directors know of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY’S ANNUAL REPORT. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT AND ANY EXHIBITS THERETO TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO BYRNA TECHNOLOGIES INC., 100 BURTT ROAD, SUITE 115, ANDOVER, MA 01810. A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY STOCKHOLDERS DURING REGULAR BUSINESS HOURS AT OUR OFFICES AND THE OFFICES OF OUR TRANSFER AGENT DURING THE TEN DAYS PRIOR TO THE ANNUAL MEETING AS WELL AS AT THE ANNUAL MEETING.

SCAN TO
VIEW MATERIALS & VOTE

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58646-P20600

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

BYRNA TECHNOLOGIES INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Bryan Ganz	☐	☐	☐
1b. Herbert Hughes	☐	☐	☐
1c. Chris Lavern Reed	☐	☐	☐
1d. Leonard Elmore	☐	☐	☐
1e. Emily Rooney	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of EisnerAmper LLP as our independent registered public accountants for the fiscal year ending November 30, 2024.	☐	☐	☐
3. Approval of an amendment to the Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 2,375,000 shares and to prohibit the payment or accrual of dividends on unvested or unexercised stock options, stock appreciation rights and stock bonus awards.	☐	☐	☐
4. Approval, by non-binding vote, of the Company's executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V58647-P20600

BYRNA TECHNOLOGIES INC.
ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 20, 2024, 10:00 A.M. EASTERN TIME

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side